VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
                                                                    EXHIBIT 10.6

SALE AND PURCHASE AGREEMENT AMONG BLITZ 05-282 GMBH, VARETIS AG AND VARETIS SOLUTIONS GMBH.

File No. 3848 C/2005 of 01.11.2005/02.11.2005 c/fg
--------------------

Sale and Purchase Agreement

Starting on the first day of November two thousand and five and finished on the second day of November two thousand and five

                               -01.11.2005/02.11.2005 -

the following parties were all present at the same time before me

Dr. Heinz Korte
notary public in Munich
Theatinerstr. 7/Ill, 80333 Munich
at the office of Taylor Wessing, Isartorplatz 8, 80331 Munich

1.  Mr. Dr. Klaus Harisch, born 14.03.1964,
    Mr. Peter XVUnsch,
    born 23 .01.1955,
    business address: Landsberger Str. 110, 80339 Munich, personally known to me, acting not in their own name but acting as members of the board jointly authorized to represent the company varetis AG

    a German stock corporation (Aktiengeseflschafi), with its corporate seat and head office in D-80339 Munich, Landsberger Stral3e 110, registered in the commercial register of the local court of Munich (Amtsgericht Miinchen)

     under HRB 122918,
                           -hereinafter the "Seller"-

2.  Mr. Steven Aaron Shaw,
    born 03.11.1959,
    business address: c/o Taylor Wessing, Isartorplatz 8, 80331 Munich, identified by his passport of the United States of America,

    Mr. Howard B. Weinreich, born 24.09.1942, business address: do Taylor Wessing, Isartorplatz 8, 80331 Munich, identified by his passport of the United States of America,

    acting not in their own name but acting as managing directors jointly authorized to represent the company

Blitz 05-282 GmbH
in future: "Volt Delta GmbH"

VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
                                                                    EXHIBIT 10.6

SALE AND PURCHASE AGREEMENT AMONG BLITZ 05-282 GMBH, VARETIS AG AND VARETIS SOLUTIONS GMBH.

    a German limited liability company (Gesellschafi mit beschrdnkter Haftung)

    with its corporate seat and head office in D- 80331 Munich, do Taylor Wessing, Isartorplatz 8, registered in the commercial register of the local court of Munich (Amtsgericht Miinchen)

    under HRB 158478,
                          -hereinafter the "Purchaser"-

 3. Mr. Hans Pokorny, born 18.12.1957,
    Mr. Yusuf Bulan, born 05.09.1967,
    business address: Landsberger Str. 110, 80339 Munich, personally known to me,

    acting not in their own name but acting as managing directors jointly authorized to represent the company

                             Varetis Solutions GmbH,

    a German limited liability company (Gesellschaft mit beschriinkter Haftung)

    with its corporate seat and head office in D-80339 Munich, Landsberger Strasse110, registered in the commercial register of the local court of Munich (Amtsgericht M7inchen) under HRB 156693

                           - hereinafter the "Company"

VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
                                                                    EXHIBIT 10.6

SALE AND PURCHASE AGREEMENT AMONG BLITZ 05-282 GMBH, VARETIS AG AND VARETIS SOLUTIONS GMBH.

The persons appearing requested that this written record of the notarization be recorded in the English language. The notary, who is in sufficient command of the English language, satisfied himself as to that the persons appearing are in sufficient command of the English language. He instructed the persons appearing about their right to have an interpreter present or to request a certified translation of this deed. The persons appearing explicitly waived such right.

The persons appearing hand over the document
Sale and Purchase Agreement

relating to shares in
Varetis Solutions GmbH
hereto attached as Annex and request its notarization which hereby follows:

I. Content of declarations

It is referred to the content of the Annex Sale and Purchase Agreement.

II. Advices

The notary public especially indicates to the parties the following:
All agreements must be correctly and completely recorded. Failure to do so can result in this contract becoming completely null and void. The parties hereby declare that this Deed completely states their agreements.

III. Costs

The costs of this notarial deed will be bome by 2/3 Seller and 1/3 Purchaser.

IV. Copies

The following parties will receive certified copies of this document:
     -    the Seller,
     -    the Purchaser,
     -    the Company,

      the tax office for corporations (notification pursuant to ss. 54 EStDV).

VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
                                                                    EXHIBIT 10.6

SALE AND PURCHASE AGREEMENT AMONG BLITZ 05-282 GMBH, VARETIS AG AND VARETIS SOLUTIONS GMBH.

     Taylor Wessing, Isartoplatz 8, 80331 Munich,
     Beiten Burkhardt Rechtsanwaltsgesellschaft mbH, Ganghoferstr. 33, 80339 Munich

will receive uncertified copies of this document.

The schedules no. 1.01 (d), 2.5(a),  2.5(b),  2.5(c), 2.6(c), 2.7 Part A, of the
Sale and Purchase Agreement will not be read upon a waiver of all parties according to section ss.14 BeurkG. Those schedules and annexes have been submitted to the attention of the parties and have been signed by them.

Beside of the aforesaid exceptions, everything else has been read by the notary including the document hereto attached with its further Annexes, approved by the parties and signed by their own hand.

     -    Taylor Wessing, Isartorplatz 8, 80331 Munich,
     - Beiten Burkhardt Rechtsanwaltsgesellschaft mbH, Ganghoferstr. 33, 80339 Munich will receive uncertified copies of this document.

The  Schedules  no. 1.01 (d), 2,5 (a), 2.5 (b), 2.5 (c), 2.6 (c), 2.7 Part A, of
the Sale and Purchase Agreement will not be read upon a waiver of all parties according to section ss. 14 BeurkO. Those schedules and annexes have been submitted to the attention of the parties and have been signed by them.

Beside of the aforesaid exceptions, everything else has been read by the notary including the document hereto attached with its further Annexes, approved by the parties and signed by their own hand.

VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
                                                                    EXHIBIT 10.6

SALE AND PURCHASE AGREEMENT AMONG BLITZ 05-282 GMBH, VARETIS AG AND VARETIS SOLUTIONS GMBH.

ANNEX to the Sale and Purchase Agreement dated 01.11.2005 File No. 3848 C/2005 Dr. Heinz Korte, Notary Public in Munich

The Seller and the Purchaser are also referred to jointly as the "Parties" or individually as a "Party". The Company is becoming a party to this Agreement only insofar as it is taking on any obligations or rights or making or receiving any declarations within this Agreement.

VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
                                                                    EXHIBIT 10.6

SALE AND PURCHASE AGREEMENT AMONG BLITZ 05-282 GMBH, VARETIS AG AND VARETIS SOLUTIONS GMBH.

ANNEX to the Sale and Purchase Agreement dated 01.11.2005 File No. 3848 C/2005 Dr. Heinz Korte, Notary Public in Munich

This SHARE PURCHASE AGREEMENT, dated as of November 1, 2005 (the "Signing Date", (this "Agreement"), between Volta Delta GmbH, a German limited liability company (the "Purchaser") and varetis AG, a German stock corporation (the "Seller"), and Varetis Solutions GmbH, a German limited liability company (the "Company"), (the Seller and the Purchaser collectively the "Parties")

W I T N E S S E T H:
-------------------

                  WHEREAS, the Seller owns all of the share capital in the nominal value of currently EUR 100,000.00 (one hundred thousand Euros) in the Company consisting of one share in the nominal amount of EUR 75,000.00 (seventy five thousand Euros) and one share in the nominal amount of EUR 25,000.00 (twenty five thousand Euros) and one (future) share in the nominal amount of EUR 100,000.00 (one hundred thousand Euros) coming into existence upon completion (registration in the Commercial Register) of the capital increase of the Company resolved today according to the notarial deed No. 3844/05 of the acting notary (and to be filed for registration with the commercial register of the Company) in connection with the Contribution Agreement between Seller and the Company as stipulated in Section 4.15 of this Agreement (collectively the "Shares"); and,

                  WHEREAS, the Purchaser desires to acquire from the Seller and the Seller desires to sell to the Purchaser the business of the Company by means of acquiring and selling the Shares, all upon the terms and subject to the conditions set forth in this Agreement;

                  NOW, THEREFORE, in reliance upon the representations, warranties and agreements made herein and in consideration of the premises and mutual promises herein contained, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:



TERMS OF THE TRANSACTION
------------------------


                     Sale, Purchase, Transfer of the Shares Adjustment of Purchase Price.

Sale and Purchase
                  Subject to the terms and conditions set out in this Agreement, the Seller hereby sells to the Purchaser and the Purchaser herby purchases all Shares, including all rights and obligations attached thereto; Purchaser hereby accepts such sale.

VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
                                                                    EXHIBIT 10.6

SALE AND PURCHASE AGREEMENT AMONG BLITZ 05-282 GMBH, VARETIS AG AND VARETIS SOLUTIONS GMBH.


         Transfer
         --------

The Seller herewith transfers and assigns (tritt ab) the Shares to the Purchaser under the condition precedent of the conditions set out in Article IX being fulfilled and furthermore subject to the condition precedent of the payment of the Purchase Price as hereinafter defined and the Purchaser accepts such transfer and assignment.

         Purchase Price
         --------------

The purchase price to be paid by Purchaser to Seller in consideration of the sale and transfer of the Shares pursuant to this Agreement (the "Purchase Price") shall amount to EUR 20,800,000.00 (twenty million eight hundred thousand Euros) in cash and shall be paid with releasing effect (mit schuldbefreiender Wirkung) as follows:

     (a) on the Closing Date, by wire transfer to the bank account of the Escrow Agent (the "Escrow Account"), the sum of EUR 3,000,000.00 (three million Euros) (the "Escrow Amount") to be held in escrow by the Escrow Agent as security for any claims of Purchaser arising out of or in connection with this Agreement pursuant to this Agreement or the Escrow Agreement, substantially in the form of Exhibit A (the "Escrow Agreement");
     (b) on the Closing Date by wire transfer to the bank account of the Seller to be setup with DZ Bank (the "Seller's Account"), the amount of EUR 17,800,000.00 (seventeen million eight hundred thousand Euros) less the amount owed to the Company by Seller, GoYellow GmbH and Telix AG (the "Intercompany Balance") at December 30, 2005;
     (c) on the Closing Date by wire transfer to the bank account of the Company the Intercompany Balance at December 30, 2005.

     Escrow
     ------

     (d) The Escrow Amount shall be divided as follows: EUR 600,000.00 (six hundred thousand Euros) shall be reserved as security for Seller's obligations under Section 1.04 regarding the payment of the two accounts receivable of the Company identified in Schedule 1.01 (d) and shall be released if and to the extent payments regarding these two accounts receivable are made to the Company. The remaining EUR 2,400,000.00 (two million four hundred thousand Euros) of the Escrow Amount shall be reserved for any other claims of Purchaser arising out of or in connection with this Agreement and shall be released 15 months after the Closing Date except for the amounts, if any, then claimed by Purchaser in a written notice to Seller of Purchaser's Damages prior to the expiration of such 15 month period.

     Certain Information regarding the Purchase Price
     ------------------------------------------------

     (e) When calculating the Purchase Price and establishing the guaranteed levels of Net Asset Value and Working Capital and Cash in connection with the Adjustment of Purchase Price according to Section 1.02 (b) the Parties pursued the idea and agreed that Seller shall not have any obligation to pay either (i) the deferred taxes of EUR 949,807.00 (nine hundred forty nine thousand eight hundred and

VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
                                                                    EXHIBIT 10.6

SALE AND PURCHASE AGREEMENT AMONG BLITZ 05-282 GMBH, VARETIS AG AND VARETIS SOLUTIONS GMBH.

seven Euros) shown on the September Financial Statements or (ii) income and trade taxes (not regarding dividends paid by Subsidiaries) owed or to become owed by the Company for all periods on or after January 1, 2005 and Purchaser shall pay or cause Company to pay all such taxes when due. Purchaser's obligation to pay or cause Company to pay such taxes has been taken into account in determining the Purchase Price. Furthermore the parties took into account the principles laid down in Schedule 1.01 (e). However, the Parties agree that the Purchase Price shall be EUR 20,800,000.00 (twenty million eight hundred thousand Euros) irrespective of the aforementioned ideas and principles set out above for information purposes only.

     (f) Any provision of this Agreement to the contrary notwithstanding, Seller will retain, and Purchaser will not have any right to the dividend of EUR 1,200,000.00 (one million two hundred thousand Euros) made by Company to Seller in October 2005.

     Closing Financial Statement, Adjustment of Purchase Price.
     ----------------------------------------------------------

     (a) As soon as reasonably practicable after the Closing Date (but in no event later than the date March 31, 2006), the Seller will prepare, cause to be audited and deliver to the Purchaser an audited balance sheet, statement of income, cash flows and shareholders equity of the Company and the Subsidiaries (as hereinafter defined) on a consolidated basis as of the Closing Date or - if the Closing Date is December 30 or December 31, 2005 - as of December 31, 2005 (the "Preliminary Closing Financial Statement"), which shall (i) contain all categories of assets and liabilities that are included in the Balance Sheet and the September Financial Statements; (ii) be prepared in accordance with generally accepted accounting principles pursuant to International Financial Reporting Standards ("IFRS") and (iii) shall contain an unqualified opinion of Price Waterhouse Coopers, independent registered public accounting firm (the "Seller's Auditors") and (iv) specify the amounts of the "Net Asset Value" and "Working Capital" and "Cash" (as defined in Schedule 1.02 (a)) derived from such balance sheet. For the purposes of preparing and auditing the Preliminary
Closing Financial Statement, the Purchaser will provide to the Seller all necessary access to the books and records of the Company in a timely and sufficient manner. The Preliminary Closing Financial Statement shall become final and binding on the Purchaser and the Seller on the 30th day following the date it is received by the Purchaser, unless the said opinion is qualified in any way or if prior to such 30th day the Purchaser shall deliver to the Seller written notice of its disagreement therewith, together with specific and detailed proposed changes thereto. In the event that the Seller's Auditors shall deliver a qualified opinion on the Preliminary Closing Financial Statement or if the Purchaser delivers a notice of disagreement, then the Preliminary Closing Financial Statement shall become final and binding only upon written agreement between the Purchaser and the Seller resolving all disagreements of the Seller and resolving the issue or issues which form the basis for such qualification or a determination is made by a firm of independent certified public accountants jointly selected by the Seller and the Purchaser as described below. If the Preliminary Closing Financial Statement has not become final and binding by the 30th day following the receipt by the Seller of the Purchaser's written notice of disagreement, or if the Seller and the Purchaser are unable to agree on the resolution of the qualification in the Seller's Auditors opinion within 30 days after delivery of such qualified opinion, the parties will refer such dispute to a firm of independent certified public accountants jointly selected by the Seller and the Purchaser for determination of an appropriate adjustment to the Preliminary Closing Financial Statement to resolve the issue raised by the qualification in the opinion of the Seller's Auditors or the disagreements raised by Purchaser. Unless the Seller and the Purchaser

VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
                                                                    EXHIBIT 10.6

SALE AND PURCHASE AGREEMENT AMONG BLITZ 05-282 GMBH, VARETIS AG AND VARETIS SOLUTIONS GMBH.

agree otherwise the Preliminary Closing Financial Statement shall be reviewed by DeloitteTouche, Rosenheimer
Platz 4, 81669 Munchen or, in the event Deloitte is unable to act as independent expert, by auditors to be nominated by the Institut der Wirtschaftsprufer (IdW), Dusseldorf (any of the independent certified public accountants either selected by the Parties, DeloitteTouche or nominated by the Chamber of Commerce hereinafter referred to as the "Independent Expert"). The Independent Expert shall be instructed to render his decision as quickly as possible, at the latest within three months after appointment. The Independent Expert's decision may only fall within the positions taken by the Seller and the Purchaser. The Independent Expert shall act as an expert (Schiedsgutachter) but not as arbitrator and shall determine the Closing Financial Statement with binding effect on the parties according to Section 317 et. seq. German Civil Code ("BGB"). The Independent Expert shall be submitted all information and documents by the Seller and the Purchaser (within one month after appointment of the Independent Expert) on the basis of which they have determined the content of the Preliminary Closing Financial Statement. The Independent Expert shall submit to the respective other party copies of such information and documents he has received from a party. Before making his decision the Independent Expert shall hold an oral hearing with both Parties attending and presenting their respective positions. After the oral hearing, the Independent Expert shall make his decision in writing as to the correct content of the Closing Financial Statement. The decision of the Independent Expert shall become binding between the Parties upon receipt of the decision by the respective party. The costs of the Independent Expert shall be borne by Seller and the Purchaser in relation to their respective losing or winning ratios in accordance with the principles set forth in Sections 91 et seq. German Code on Civil Procedure ("ZPO") determined by the Independent Expert as part of his decision. The decision of the Independent Expert is not subject to appeal unless the decision is erroneous or obviously inaccurate. In case of any appeal, the provisions of this Section shall apply mutatis mutandis with the exception that the decision resulting from the appeal is not subject to any further appeal. The Preliminary Closing Financial Statement, as accepted by the Seller and the Purchaser or as resolved by such third accounting firm or Independent Expert is referred to herein as "Closing Financial Statement".

     The Closing Financial Statement shall be final and binding upon the Purchaser and the Seller.

VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
                                                                    EXHIBIT 10.6

SALE AND PURCHASE AGREEMENT AMONG BLITZ 05-282 GMBH, VARETIS AG AND VARETIS SOLUTIONS GMBH.

     (b) The Purchase Price is, amongst other things, based on the assumption that the Closing Financial Statement will show the following amounts: the Working Capital will be at least EUR 3,200,000.00 (three million two hundred thousand Euros), including Cash of at least EUR 1,750,000.00 (one million seven hundred and fifty thousand Euros) after payment of the Intercompany Balance, the Net Asset Value at least EUR 4,500,000.00 (four million five hundred thousand Euros). Should any of these thresholds not be met in the Closing Financial Statement, the Seller shall pay to the Purchaser any shortfall in the Net Asset Value and any shortfall in the Working Capital or in the Cash within thirty (30) days after the Closing Financial Statement has been delivered to Seller. Any such shortfall shall be treated as a decrease of the Purchase Price and shall be immediately paid by Seller. For the avoidance of doubt, the aforementioned decrease of the Purchase Price shall not be deducted from the Escrow Account. It is agreed between the parties that if a cash infusion would increase all these three thresholds above their respective minimums then the amount of the shortfall to be paid to Purchaser is deemed to be the decrease of the Purchase Price. To the extent the Preliminary Closing Financial Statement already shows a shortfall in one of the above listed thresholds, then and to that extent the shortfall shall be treated as a decrease of the Purchase Price.

     Section 1.03 Certain Expenses.
                  -----------------

     (a) Neither the Purchaser nor the Company shall pay or be liable for or be required to pay any of the following liabilities, fees or expenses, all of which shall be borne and paid by the Seller and, to the extent such liabilities, fees or expenses are incurred by or paid by the Company, Seller shall pay the respective amounts to the Purchaser:

          i. fees and expenses, if any, of any Person retained by the Seller or by the Company for financial services or services as a finder rendered to the Company or to the Seller in connection with the sale contemplated by this Agreement;

          ii. professional fees of counsel for the Company or for the Seller and any accountant or auditor for the Company or for the Seller for services rendered to the Company or the Seller and out-of-pocket disbursements and other expenses of the Company, the Seller, any of their counsel or accountants, incurred in connection with the sale contemplated by this Agreement.

     (b) The following liabilities, fees and expenses shall be borne and paid by Seller and Purchaser in the following portions:

     (i) the expenses of the preparation of the Preliminary Closing Financial Statement and the Closing Financial Statement: Seller full;

     (ii) any notary's fees incurred in connection with the conclusion of this Agreement and the transfer of the Shares to the Purchaser: 2/3 Seller and 1/3 Purchaser.

     Section 1.04 Accounts Receivable.
                  --------------------

                  After the Closing Date, the Company will collect, in the ordinary course of business, all accounts receivable of the Company and the Subsidiaries outstanding as of September 30, 2005 using the customary credit practices and follow-up procedures of the Company. Seller guarantees that the accounts receivables shown in the September Financial Statements will be collected by the Company by June 30, 2006 with the exception of the two accounts receivable of the Company identified in Schedule 1.01 (d). If such accounts

VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
                                                                    EXHIBIT 10.6

SALE AND PURCHASE AGREEMENT AMONG BLITZ 05-282 GMBH, VARETIS AG AND VARETIS SOLUTIONS GMBH.

receivable are not collected on or before June 30, 2006, the amount thereof shall be deemed to be Purchaser's Damages (as defined in Section )6.01 (a) and may immediately be withdrawn by Purchaser from the Escrow Account and the Escrow Agents have to effect the respective payment upon request of Purchaser; upon payment of such Purchaser's Damages, such uncollected accounts receivable shall be assigned by the Company to the Seller in the amount of Seller's payments without recourse. When collecting such assigned accounts receivable Seller shall take reasonable regard to the Company's business relations with the respective debtor. The de minimis benefits in Section 6.01 (c) shall not apply with respect to the Purchaser's Damages under this Section 1.04.

VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
                                                                    EXHIBIT 10.6

SALE AND PURCHASE AGREEMENT AMONG BLITZ 05-282 GMBH, VARETIS AG AND VARETIS SOLUTIONS GMBH.

                  Purchaser and Seller shall discuss any uncollected accounts receivable on March 31, 2006 and shall coordinate mutually agreeable reasonable measures to be taken in order to collect the accounts receivable. The Parties shall use commercially reasonable efforts to conduct such measures.

     Section 1.05 The Closing.
                  ------------

          (a) The closing of the transactions contemplated by this Agreement (the "Closing") shall be held at the offices of Taylor Wessing, Isartorplatz 8, 80331 Munchen or at such other place or places as the parties may agree upon, (at 10 o'clock A.M., local time, on Friday, December 30, 2005, or at such other time and date as may be mutually approved by the parties in writing (the "Closing Date"), provided that all conditions precedent to Closing have been met or waived by that date .

          (b) On the Closing Date, Purchaser and Seller shall carry out the following actions (and any other actions the Parties may deem appropriate):

               (i) The Parties will sign closing minutes evidencing the conclusion of the legal agreements referred to in Article VIII and confirming that all closing conditions are fulfilled (such confirmation not to be interpreted as a waiver of any right or covenant of any Party other than the right to object to Closing)

               (ii) Payment of the  Purchase  Price as  provided  for in Section
                    1.01 (a) to (c).


                     Section 1.06. Between the Closing and the end of business on December 31, 2005 no assets of the Company will be transferred (by sale, dividends, loan, or otherwise) and no liabilities incurred without the consent of both Seller and Purchaser.


ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SELLER


     Section 2.01. The Seller represents and warrants to the Purchaser in the form of an independent guarantee (selbstandiges Garantieversprechen pursuant to sec. 311 BGB) (unless the context clearly indicates otherwise, all references to the Company shall also include each of its Subsidiaries and all references to the Company or the business conducted by the Company shall also include such business of the Company as previously conducted by the Seller, the Company and the Subsidiaries of the Company collectively also referred to as the "Group Companies") that as of the Signing Date and as of the Closing Date:

     Section 202. The Company Organization and Authority.
                  ---------------------------------------

     (a) The Company is a corporation duly organized and validly existing under the laws of the Federal Republic of Germany. Except as set forth on Schedule 2.2, Part A, the Company is duly qualified and in good standing in each jurisdiction in which (i) the nature of the business conducted by it or the character or location of the properties owned or leased by it makes such qualification necessary and (ii) failure so to qualify

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                                                                    EXHIBIT 10.6

SALE AND PURCHASE AGREEMENT AMONG BLITZ 05-282 GMBH, VARETIS AG AND VARETIS SOLUTIONS GMBH.

would, if not remedied, materially impair title to its properties or its rights to enforce contracts against others or expose it to substantial liability in such jurisdictions. The Company has all necessary corporate power and authority to own all of its properties and assets and to carry on its businesses as previously conducted, now conducted or as planned by the Seller to be conducted prior to the Closing. The Seller has duly authorized and executed this Agreement and has full power and authority to execute and perform its obligations under this Agreement and the other agreements, documents, and instruments contemplated herein without the necessity of any act or consent of any other person whomsoever except as disclosed in Schedule 2.2, Part B. This Agreement and the other agreements, documents, and instruments contemplated herein, when executed by all Parties, constitute the valid and binding obligations of the Seller, enforceable in accordance with their terms. Neither Seller nor the Company have taken or failed to take any action, which action or failure would preclude or prevent Purchaser or the Company from conducting the business of the Company as previously conducted or as planned by the Seller to be conducted prior to the Closing. The current articles of association (Gesellschaftsvertrag, Satzung) of each of the Group Companies, are presently valid and in force and no changes have been resolved, with the exception of the capital increase against contribution in kind to be resolved by the shareholders' assembly of the Company as referred to in the Recitals and Section 9.08 of this Agreement. Contemporaneously herewith, Seller has delivered to Purchaser true, correct, current, and complete certified copies of the commercial register extracts (or equivalent statements, such as statement of the Companies House in UK) of each of the Group Companies.

     (b) Entire Ownership. Upon the sale and transfer of the Shares as contemplated in this Agreement, Purchaser will acquire the entire ownership of and any and all existing rights, interests, and participation in the Group Companies and will have good and marketable title to the Shares, free and clear of any liens.

     (c) Conflicts. Neither the execution of this Agreement or the other agreements, documents, and instruments contemplated herein by the Seller or the Company, nor the performance of any of their obligations hereunder or there under, will, (i) violate or conflict with any of the terms of any articles of association or other organizational provisions (like rules for the supervisory board or for the management board) of the Group Companies or constitute a default or result in the acceleration of any obligation under any provisions of any contract, or of any order, judgment, or decree by which any of Seller or the Group Companies are bound or by which any of the assets of the Group Companies may be affected, (ii) result in the creation or imposition of any liens in favor of any third party upon any assets or properties of the Group Companies or (iii) violate any law applicable to any of Sellers, or the Group Companies or any of their assets or properties. Such execution, delivery, and performance will not give to others any rights, including rights of termination, cancellation, or acceleration, in or with respect to any Contract to which any of Sellers or the Group Companies is a party or by which it is bound.

     (d) No Avoidance. There are no circumstances which could justify the avoidance of the transfer of the Shares according to the provisions of the German Insolvency Code (Insolvenzordnung) and/or the German Avoidance Act (Anfechtungsgesetz) or similar provisions.

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VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
                                                                    EXHIBIT 10.6

SALE AND PURCHASE AGREEMENT AMONG BLITZ 05-282 GMBH, VARETIS AG AND VARETIS SOLUTIONS GMBH.

     (e) Governmental Approvals. Except as set forth in Schedule 2.02 (e) no approval, consent, decree, or order of any governmental authority is required in connection with the execution and delivery of this Agreement by any of Sellers or the Group Companies, the performance of their obligations hereunder, or the consummation by any of them of the transactions contemplated hereby, or for the prevention of any termination of any right, privilege, license, or agreement relating to the business of the Group as presently conducted or as planned by the Seller to be conducted prior to the Closing or the continuation of the business of the Group following the execution hereof.

     (f) Third Party Consents. Except as set forth in Schedule 2.02 (f) no consent, approval, or authorization of any third party, governmental authority or person is required in connection with the execution, delivery, or performance of this Agreement or the other agreements, documents, and instruments contemplated herein by any of the Sellers or the Group Companies or the continuation of the business of the Group by Purchaser and the Group Companies following the execution hereof and the date hereof.

     Section 203. Company Capitalization., Contribution Agreement
                  -----------------------------------------------

     As of the Signing Date the Company has a registered capital of EUR 100,000.00 (one hundred thousand Euros) and as of the Closing Date a registered capital of EUR 200,000.00 (two hundred thousand Euros) consisting of the shares as set forth in the first "Whereas" of the recitals. Each of the Shares has been duly authorized and validly issued, is fully paid and non-assessable and was issued by the Company in compliance with all applicable laws and rules and regulations thereunder. There are no outstanding options, warrants, convertible securities or other rights to subscribe for or purchase any securities of the Company.

     The Shares have not been repaid, neither directly nor concealed, and are non-assessable (unterliegen keiner Nachschuss- oder Nebenleistungspflicht). There are no grounds for any claims of the Company's assets being less than the share capital (Unterbilanzhaftung).

     On the Closing Date the Contribution Agreement (Section 4.12) is binding and enforceable upon its terms and by means of the Contribution Agreement the Company has become owner of all assets (tangible or intangible) and holder of all rights and party to all agreements as set out in the Contribution Agreement and its attachments. Such assets, rights and agreements (including labor agreements with the employees by operation of Sec. 613a German Civil Code) are all of the assets, rights and agreements necessary for Purchaser and the Company to conduct after the Closing the business of the Company as currently conducted or planned to be conducted at the Closing Date.

     Section 2.04 Subsidiaries.

     Schedule 2.4 specifies all participation interests in any entity and all branch offices (the "Subsidiaries") the Company beneficially owns, directly or indirectly. Each Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, which jurisdictions are set forth on Schedule 2.4. Each Subsidiary has the corporate power and authority to own or lease and operate its

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                                                                    EXHIBIT 10.6

SALE AND PURCHASE AGREEMENT AMONG BLITZ 05-282 GMBH, VARETIS AG AND VARETIS SOLUTIONS GMBH.

properties and to carry on its business as now conducted. Schedule 2.4 sets forth the jurisdictions in which each Subsidiary is qualified to do business as a foreign entity. Except as set forth in Schedule 2.4, each Subsidiary is duly qualified and in good standing in each jurisdiction in which (i) the nature of the business conducted by it or the character or location of the properties owned or leased by it makes such qualification necessary and (ii) failure so to qualify would, if not remedied, materially impair title to its properties or its rights to enforce contracts against others or expose it to liability in such jurisdictions. Set forth on Schedule 2.4 is a list of each partnership and joint venture agreement or arrangement (the "Joint Ventures") to which the Company or any Subsidiary is a party. The capitalization of each Subsidiary and Joint Venture is set forth on Schedule 2.4.
     Also set forth on Schedule 2.4 is the same information for each entity owned by the Company at any time in the past.

     Section 2.05. Financial Statements.

     (a) The Seller has furnished the Purchaser with the consolidated opening balance sheet of the Company and its Subsidiaries as at July 1, 2005, certified by the CFO of Seller (that is Dr. Klaus Harisch) and the CAO of Seller (that is Ms. Angelika Balthasar), a copy of which is attached hereto as Schedule 2.5 (a), (the "Balance Sheet") as well as consolidated financial statements as at September 30, 2005, certified by the CFO of Seller and CAO of Seller, a copy of which is attached as Schedules 2.5 (b) (the "September Financial Statements"). The Balance Sheet and the September Financial Statements (i) are correct and complete and have been prepared in accordance with the books and records of the Company, (ii) have been prepared in accordance with the text of the certificate of the CFO of Seller set out in Schedules 2.5 (a) and (b), (iii) reflect and provide adequate reserves in respect of the liabilities of the Company and its Subsidiaries in accordance with IFRS, including contingent liabilities as of their respective dates and (iv) present fairly consolidated the financial condition of the Company and its Subsidiaries at such dates.
     (b) Seller has provided Purchaser with the profit and loss statements of the Company for the years ending December 31, 2003 and December 31, 2004 and for the six months ended June 30, 2005 (each of them certified by the CFO of Seller and CAO of Seller) copies of which are attached as Schedule 2.5 (c) (the "P&L Statements"). The P&L Statements (i) are correct and complete and have been prepared in accordance with the books and records of the Company, (ii) have been prepared in accordance with the text of the certificate of the CFO of Seller and CAO of Seller set out in Schedule 2.5 c and (iii) present fairly the consolidated financial condition of the Company and its Subsidiaries at such dates and the results of its operations for the periods then ended.

     Section 2.06 Real Property.
                  -------------

     (a) Except as identified and described on Schedule 2.6, neither the Seller, nor the Company nor any of its Subsidiaries owns, has legal or equitable title in.
     (b) Neither the Company nor any of its Subsidiaries owns any land, plants, buildings or other real property.
     (c) The Seller,  the Company or its Subsidiaries,  as specified on Schedule
2.6 (c), has a valid leasehold interest in the real property described as occupied by the Company and by its Subsidiaries (the

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                                                                    EXHIBIT 10.6

SALE AND PURCHASE AGREEMENT AMONG BLITZ 05-282 GMBH, VARETIS AG AND VARETIS SOLUTIONS GMBH.

"Leased Realty"). True and complete copies of all leases, subleases, occupancy agreements, licenses, agreements and instruments (the "Leases") respecting the Leased Realty have been delivered to the Purchaser. The Company and each of its Subsidiaries has a valid lease or sublease, as specified on Schedule 2.6 (c), to all real property occupied by it or required by it to operate its business.
     (d) With respect to the Leases referred to on Schedule 2.6 (c), no default or event of default on the part of the Seller or the Company or any Subsidiary as lessee or, to the knowledge of the Seller or any officer of the Company or the Seller, no default or event of default on the part of the lessor or mortgagor, under the provisions of any of said Leases or any mortgage on said Leased Property, and no event which with the giving of notice or passage of time, or both, would constitute such default or event of default on the part of the Company or a Subsidiary or, to the knowledge of the Seller or Company officer, on the part of any such lessor or mortgagor, has occurred and is continuing unremedied or unwaived.
     (e) The buildings and improvements leased by the Company, and the operation or maintenance thereof as now operated and maintained, do, to the Best Knowledge of Seller not (i) contravene any zoning or building law or ordinance or administrative regulation or (ii) violate any restrictive covenant or any provision of federal, state or local law, the effect of which materially interferes with or prevents the continued use of such properties for the purposes for which they are now being used, or would materially affect the value thereof. The premises leased by the Company or its Subsidiaries are (x) in good operating condition, and (y) in a state of reasonable maintenance and repair to the extent necessary for the efficient operation of the consolidated business of the Company. Except as set forth on Schedule 2.6 (e), there exists no pending or, to the knowledge of the Seller or any Company officer, threatened condemnation, eminent domain or similar proceeding with respect to, or which could affect, any Leased Realty or buildings or improvements thereon by the Company.

     Section 2.07 Personal Property; Accounts Receivable.
                  ---------------------------------------

     (a) Schedule 2.7, Part A, contains a schedule of all personal property (including, but not limited to, all operating and non-operating assets of the Company) reflected in the Balance Sheet and all personal property acquired by the Company since the date of the Balance Sheet (except such personal property as has been disposed of in the ordinary course of the Company's business). Except as set forth on Schedule 2.7, Part B, the Company has good and marketable title to all personal property reflected in the Balance Sheet and all personal property acquired by the Company since the date of the Balance Sheet (except such personal property as has been disposed of in the ordinary course of the Company's business), free and clear of any mortgage, lien, security interest, claim, pledge, hypothecation, restriction, charge, exception, imperfection of title, easement or encumbrance (collectively "Liens"), with the exception of customary retention of title and statutory Liens.
     (b) Except for items disposed of in the ordinary course of business since the date of the Balance Sheet, all machinery, tools, equipment and other tangible assets (i) reflected on the Balance Sheet (other than inventories),
(ii) leased by the Company or (iii) acquired by the Company since the date of the Balance Sheet, currently are used, useable by or useful to the Company in the ordinary course of its business and in the manufacture of its products and the providing of its services, and are in good operating condition and in a state of reasonable maintenance and repair.
     (c) The inventories reflected in the Balance Sheet were on the date thereof in good condition; such inventories, and any inventories acquired by the Company after the date of the Balance Sheet to the extent not sold or otherwise disposed of in the ordinary course of business, are in good condition, are used, useable by

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                                                                    EXHIBIT 10.6

SALE AND PURCHASE AGREEMENT AMONG BLITZ 05-282 GMBH, VARETIS AG AND VARETIS SOLUTIONS GMBH.

or useful to the Company in the ordinary course of its business and in the manufacture of its products, and are not in excess of reasonable requirements for the next six months. No material item of inventory reflected in the Balance Sheet was valued in excess of the lower of cost (on a first-in, first-out basis) or market value. The finished goods produced by the Company conform to customary trade standards for marketable goods.
     (d) Except as indicated on the September Financial Statements, the accounts receivable reflected on the September Financial Statements, or acquired by the Company after the date of the September Financial Statements, have been collected or are (or will be) collectible in amounts not less than the aggregate amount recorded on the September Financial Statements, in the case of receivables reflected in the September Financial Statements, or not less than the aggregate amount recorded on the Company's books, in the case of receivables acquired after the date of the September Financial Statements, provided that
Section 1.04 applies. Any payment on the accounts receivable made by any obligor thereon shall be applied first to the accounts receivable of such obligor outstanding for the longest period of time, unless such obligor shall have directed that the payment be applied to a specific receivable. If there is any amount uncollected from an obligor as of the day that is 180 days following the Closing Date, such amount will be disposed of as provided in Section 1.04.

     Section 2.08 Personnel; Etc. (a) The Seller has handed out to the Purchaser a correct and complete list of:

               (i) all employees, workers, consultants and representatives of the Company, including the title or job classification of each such Person and a list of the names, positions and current salary rates, salary classification and, details concerning their salary, holiday, vacation, stock options, restricted stock, stock grants, internal special allowances including profit-sharing and 2004 and 2005 (first 3 quarters) and all other items of compensation and benefits, however denominated, to result in total compensation of each of the employees of the Company;
               (ii) all  members of the board of  directors,  all  managers  and executives, directors, officers (specifying their respective office), agents and other representatives;
               (iii) all contracts, agreements or arrangements (including formal and informal ones, secrecy agreements, agreements concerning surrender of inventions by employees, prohibition of competition) with directors, officers or employees, or consulting agreements, to which the Company is a party or is subject;
               (iv) all contracts with casual labour companies;
               (v) all group insurance programs in effect for employees of the Company;
               (vi) all claims, complaints,  disciplinary proceedings,  etc. for each employee, contractor, or other worker or representative of the Company or any Subsidiary, and all labour related claims, disputes, litigations or arbitrations between the Company and employees, ex-employees or unions, for the past five years;
               (vii) all  employees  with a special  protection  against  unfair dismissal;
               (viii) the  name of each  bank  with  which  the  Company  has an account or safe deposit box, the identifying numbers or symbols thereof and the name of each Person authorized to draw thereon or to have access thereto;
               (ix) the name of each Person, if any, holding tax or other powers of attorney from the Company and a summary statement of the terms thereof;

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                                                                    EXHIBIT 10.6

SALE AND PURCHASE AGREEMENT AMONG BLITZ 05-282 GMBH, VARETIS AG AND VARETIS SOLUTIONS GMBH.

               (x) A description of all existing supervisory, advisory or consultative bodies and their members and a copy of the rules of procedure for the conduct of the supervisory board / supervisory or consultative bodies.
               (b) The Company is not in default under any agreement or contract mentioned in the list referred to in lit. a). All such agreements and contracts are legally valid and binding on the Company and are in full force and effect.
               (c) As used in this Agreement, the term "Person" shall mean both any natural person and any entity.

     Section 2.09 Employee  Benefit Plans.  (a) The Seller has handed out to the
Purchaser a correct and complete list of each profit-sharing, deferred compensation, bonus, commission, stock option, stock purchase, insurance, special payment, government and private social security and retirement, general internal pensions, individual pension agreements, discretion procedures in the case of deviations from/adjustments of internal pensions and other employee benefit plans or arrangements maintained or contributed to by the Seller or the Company with respect to employees of the Company at any time on or after January 1, 2000, by or on behalf of the Company, or to which the Company contributes or is required to contribute for its employees (collectively, the "Plans").

     (a) The Seller has heretofore delivered to the Purchaser true and correct copies of the following:
     (i) each Plan contained in the list mentioned in lit. a) and all amendments thereto to the date hereof;
     (ii) each trust agreement and annuity contract (or any other funding instruments) pertaining to any Plan, including all amendments to such documents to the date hereof;
     (iii) copies of all correspondence with any Governmental Authority (as hereinafter defined) with respect to each of the Plans;
     (iv) the three most recent actuarial valuation reports for each Plan for which an actuarial valuation report is required to be prepared;
     (v) the two most recent Annual Reports and plan audits, if applicable, required to be filed with respect to each Plan with any Governmental Authority; and
     (vi) final expert opinion concerning actuarial theory.
     (b) Each Plan is legally valid and binding and, except for Plans contained in the list mentioned in lit. (a) as having been terminated, shall be maintained in full force and effect through the Closing Date. The status of each Plan is set forth in the list mentioned in lit. a), including (i) the amount of the Seller's or the Company's contribution to such Plan for each of the past three fiscal years and the plan year in which the Closing Date occurs, (ii) the amount of any liability of the Seller or the Company for payments or contributions past due with respect to such Plan as of the last day of its most recent plan year and as of the end of any subsequent month ending prior to the Closing Date, and the date any such amounts were paid, (iii) any contribution to such Plan in a form other than in cash and (iv) whether such Plan has been terminated. Except as set forth in the list mentioned in lit. a), neither the Seller nor the Company has any obligations or liabilities with respect to any Plan or liabilities relating to any Plan under any collective bargaining agreement to which it is a party or by which it is bound.
     (c) With respect to each Plan, to the extent applicable, in the list mentioned in lit. a)sets forth as of the last day of the plan year (i) the actuarial present value (based upon the same actuarial assumptions as those heretofore used for funding purposes) of all vested and nonvested accrued benefits (whether on account of

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                                                                    EXHIBIT 10.6

SALE AND PURCHASE AGREEMENT AMONG BLITZ 05-282 GMBH, VARETIS AG AND VARETIS SOLUTIONS GMBH.

retirement, termination, death, or disability) under such Plan (computed on the basis of an ongoing plan and without any assumption that nonvested accrued benefits have become nonforfeitable), (ii) if such Plan uses a benefit accrual formula having reference to final earnings, the actuarial present value of the benefits under such Plan as calculated in (i), but based upon projected earnings increases of five percent per annum, (iii) the actuarial present value (based upon the same actuarial assumptions, other than turnover assumptions, as those heretofore used for funding purposes) of vested benefits under such Plan (computed on the basis of an ongoing plan), (iv) the net fair market value of the assets held to fund such Plan and (v) the funding method used in connection with such Plan.
     (d) No liability to any Governmental Authority has been incurred by the Seller, the Company or any corporation or other trade or business under common control with the Seller or the Company ("Common Control Entity") on account of any Plan termination.
     (e) No filing has been made by the Seller or any Common Control Entity with any Governmental Authority, and no proceeding has been commenced by any Governmental Authority, for the termination of any Plan maintained, or wholly or partially funded, by the Seller, the Company or any Common Control Entity.
     (f) Neither the Seller, the Company nor any Common Control Entity has taken any action which would, under applicable law, or any collective bargaining agreements to which the Seller or the Company is a party, will result in any increase in the rate of benefit accrual.
     (g) In addition, with respect to all Plans, except as set forth in the list mentioned in lit. a), (i) other than routine claims for benefits, there are no material actions, suits or claims pending or threatened against any Plan or the fiduciaries thereof, or against the assets of any Plan and (ii) neither the Seller, the Company nor, to the knowledge of the Seller, any plan fiduciary of any Plan has engaged, in respect of any Plan, in any transaction in violation of applicable law.

     Section 2.10 Compliance With Law; Permits.
                  ---------------------------
     (a) Except as set forth on Schedule 2.10, the Company has complied with all applicable statutes, regulations, orders and restrictions of the Federal
Republic  of  Germany,  the United  Kingdom  and  Singapore  and, to the Best of
Seller's Knowledge or any Company officer, those of any other country in which the Company transacts business, and all states, possessions and municipalities thereof (however denominated) all departments, commissions, agencies and other instrumentalities of any of the foregoing (collectively "Governmental Authorities"), the failure to comply with which could result in any liability, penalty or disability material to the conduct of the business of the Company or the ownership or operation by the Company of its properties.
     (b) Except as set forth on Schedule 2.10, the operations, practices, policies and procedures of the Company, each Subsidiary and their employees have been conducted and will be conducted in compliance with, and has not and will not give rise to any loss, liability, damage, costs or expenses under, all applicable federal, state and local laws, orders, regulations, directives and restrictions concerning protection of the environment, the disposal of hazardous, toxic or industrial chemicals, substances or wastes and health and safety, and all orders, rules, regulations, directives and restrictions issued thereunder or promulgated in connection therewith.
     (c) Except as set forth on Schedule 2.10, the Company and the Subsidiaries have all permits, licenses, authorizations and bonds, permissions, attestations and other official dispositions, including blasting permits, air emission permits, water discharge permits, wetlands permits, reclamation bonds, mining permits, dredging permits, hazardous waste permits and registrations of sources of radiation, plant permissions,

VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
                                                                    EXHIBIT 10.6

SALE AND PURCHASE AGREEMENT AMONG BLITZ 05-282 GMBH, VARETIS AG AND VARETIS SOLUTIONS GMBH.

permissions concerning legal aspects of water and environment, necessary to the conduct of their business operations as presently conducted (collectively, the "Permits"). All such Permits are listed on Schedule 2.10 and, except as noted on
Schedule 2.10, are currently valid and in full force and effect, and there are no material violations or breaches of or exceptions to any such Permits. The Company and the Subsidiaries have in place management systems to monitor compliance with all such permits, licenses, authorizations and bonds, which management systems are described on Schedule 2.10. The Seller has provided the Purchaser with copies of all periodic monitoring reports and records maintained or filed by it or by the Subsidiaries since 1999 in compliance with the requirements of any such Permit, which reports and records are listed on
Schedule  2.10.
     (d) Except as set forth on Schedule 2.10, there are under applicable federal state and local laws, orders, regulations, directives and restrictions concerning protection of the environment and health and safety, no outstanding notices of violations or consent orders to which the Company, its properties, any Subsidiary or its properties are subject or may become subject. The Company has set aside adequate capital reserves to fund all pending and threatened notices of violations, all as reflected on the Balance Sheet.
     (e) The Seller has furnished the Purchaser with copies of all reports or other documents in the Company's files concerning the Company or its employees made by the Company during the past five years with any Governmental Authority and copies or complete and accurate summaries of all notices, orders or other documents or correspondence, written or oral, notifying or indicating to the Company that any of the Company's buildings or improvements or the operation or maintenance thereof as now maintained and operated contravene any zoning or building law or ordinance or other administrative regulation or violate any restrictive covenant or any provision of federal, state or local law.
     (f) Except as set forth on Schedule 2.10, there are no ground or water contamination or objects located on the property or underground which lead or might lead to pollution or contamination, such as tanks, containers, pipe lines, etc. or existing conflicts or disputes concerning planning and building laws and regulations or concerning laws on the effect of noise, smells or chemicals on adjoining property.
     (g) Set forth on Schedule 2.10 is a description of

          - details of any acquisition of real property by the Company and from whom;
          - the business of the pre-owner and information about how long the pre-owner used the real property;
          - the Company's products that are produced on the real property (excluding ships);
          - raw materials that are or were used in the production (including the production of ships) and details concerning the chemical composition, if possible;
          -    all intermediate products and by-products that can be reused;
          - details concerning neighbouring property and complaints by neighbours ;
          - usufructs according to German ss.ss. 2 ff. WHG, and authorizations according to the law of the land for all Company sites;
          - authorizations according to German ss. 19 ff. WHG for all Company sites;
          - exemption decisions from connection and use obligations for all such Company sites;
          - the grade of exposure of the sewage (German ss.ss. 19, 9 V WHG in connection with LVAwS) in all such Company sites;
          - information about contracts concerning water supply and water waste management;
          - distance from each Company site to the closest water protectorate or drinking water extraction site ;
          - details concerning the supply of Company sites with fresh water, sewage waste management;

VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
                                                                    EXHIBIT 10.6

SALE AND PURCHASE AGREEMENT AMONG BLITZ 05-282 GMBH, VARETIS AG AND VARETIS SOLUTIONS GMBH.

          copies of permissions and authorizations relating to the extraction of superficial water and ground water, the operation of Company owned sewage reprocessing sites as well as description of "old rights" ("alter Rechte") according to German ss. 15 WHG if applicable; information whether the actual use of water meets the official requirements;

          - information about the amount of waste/sewage (excluding rubbish) in the Company sites;
          - information about the way dangerous substances for ground water are stored and/or re-stored;
          - details concerning any emissions (air pollution, noise, tremor, light or thermal radiation, other radiation);
          - disruptions according to German ss. 2 StorfallVO and breach of security duties according to German ss. 3 StorfallVO;
          - details concerning any violation of environmental protection laws, breached or not fulfilled conditions of an environmental permission and copies of all notes that were received by the Company in this respect and all related correspondence;
          - disadvantageous environmental, health or safety conditions or harms to the environment because of released poisonous, dangerous or other substances, or items whose release is prohibited or restricted according to environmental laws or health or safety regulations;
          - incurred waste in the Company sites, sorted by "waste key" and "waste group" according to German KrW-/AbfG;
          - the disposal methods according to German A KrW-/AbfG and the waste utilization method according to German B KrW-/AbfG;
          - information about obligations to establish an economic waste concept according to German ss. 19 KrW-/AbfG and waste balances according to German ss. 20 KrW-/AbfG and the law of the Land, respectively;
          - Company owned waste disposal plants (especially disposal sites), description of papers, security orders and re-cultivation orders;
          - information whether any waste exports take place, waste category according to the appendix to German AbfallverbringungsVO;
          - special waste-products produced in the production process in the Company sites;
          -    details  concerning  all dangerous  and  poisonous  substances or items, whose use is prohibited or limited according to environmental, health and security regulations, and that are used or released by a Company site or that are stored or contained in a building, plant, machine, instrument, etc. (e.g. Polychlorbiphenyl, asbestos, mold, arsenic, cadmium, mercury and benzol);
          - information about environmental protection, health and security policies, copies of all Company's procedures, textbooks, emergency measures and measures in the case of accidents with dangerous substances, risk management reports and other related information;
          - information about executed, initiated or planned measures for the redevelopment of harms to the environment, especially for the redevelopment of soil;

(h) Also set forth on Schedule 2.9 is a

          - listing of all documents and reports relating to possible dangers for, or pollutions of ground water by the Company sites and all documents relating to this without regard to the source of such documents or reports;

VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
                                                                    EXHIBIT 10.6

SALE AND PURCHASE AGREEMENT AMONG BLITZ 05-282 GMBH, VARETIS AG AND VARETIS SOLUTIONS GMBH.

          - list of control wells or ground water observation sites near the Company sites;
          - listing all incidents in the Company sites in the past five years where environmentally depriving substances drained or were released and/or incidents that might result in claims against the Company, its assigns or future owners of the concerned real property;
          -    listing of contracts with waste disposal companies;
          - copy of all certificates (environmental management systems according to ISO 9001 ff. or DIN VDE);
          -    copy of all environmental audits;
          - copy of each environmental impact assessment (EIA) according to German UVPO;
          -    copy of any environmental declaration;
          - list of responsible Persons in the executive level of the Company (technically and legally) and of persons looking after plants to be approved according to German ss. 52 a Abs. 1 BImschG; list of Persons already appointed environmental representatives, representatives for the protection from noises, smells, etc. effecting neighbouring property, representatives for the protection of waters, waste representatives, representatives for the protection against fire and representatives for radiation protection and representatives for disruptions;
          - listing of all documents and reports about environmental, health and security inspections, no matter whether they were executed by the Company, officials of Governmental Authorities or third parties.

     (i) Also contained on Schedule 2.10 is information about the date of the latest examination of health and safety at work and information about imposed precautionary measures (e.g. noise prevention measures).

     Section 2.11 Litigation.
                  -----------

     (a) Except as set forth on Schedule 2.11 there is no (i) action, suit, claim, proceeding or investigation pending or, to the knowledge of the Seller or any Company officer, threatened against or affecting the Company or its assets or properties, at law or in equity, or before or by any federal, commonwealth, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceedings relating to the Company or its assets or properties or (iii) governmental inquiries pending or, to the knowledge of the Seller or any Company officer, threatened relating to or involving the Company, its assets, properties or business or the transactions contemplated by this Agreement (including inquiries as to the qualification of the Company to hold or receive any Permit) and no Seller or Company officer knows of any basis for any of the foregoing.
     (b) Except as set forth on Schedule 2.11, the Company has not received any opinion or memorandum or legal advice or notice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business. The Company is not in default with respect to any order, writ, injunction or decree known to or served upon the Company of any court or of any federal, commonwealth, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. There is no pending action or suit brought by the Company against others.
     (c) Except as set forth in Schedule 2.11, there are no (i) existing or pending litigations or arbitrations or mediations, or any circumstances which may give rise thereto or (ii) any claims or disputes, or (iii) any

VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
                                                                    EXHIBIT 10.6

SALE AND PURCHASE AGREEMENT AMONG BLITZ 05-282 GMBH, VARETIS AG AND VARETIS SOLUTIONS GMBH.

litigations or arbitrations or mediations which have been concluded within the past three (3) years, or (iv) any official questions, including those of the environmental authority and the office for the protection of health and safety at work, or (v) any unlawful restraints of trade or unfair competition or closed and open suits with the anti-trust commission in the past three (3) years, in which the Company or any Subsidiary or its board or management, associated companies, commercial agents or employees are or were involved.
     (d) Neither the Seller nor any Company officer knows of any violation of any other federal or state or European Community laws by the Company, there has not been any claim received by the Company of violation of any federal, state or European Community laws by the Company, and, so far as is known to the Seller or any Company officer, no basis for any such claim exists.
     (e) Neither the Seller nor any Company officer knows of any action which, if done after the Closing would constitute violation of any German laws by the Company nor has there been any claim received of violation of any German laws by the Company or any Subsidiary, and, so far as is known to the Seller or any Company officer, no basis for any such claim exists.
     (f) A true and complete list of every complaint or claim of defect, default or breach in the past three years by any customer or potential customer or prospect concerning any product sold or offered by the Company (or the respective business unit within Seller), separately by product line, is set forth on Schedule 2.11. There are no open critical complaints.

VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
                                                                    EXHIBIT 10.6

SALE AND PURCHASE AGREEMENT AMONG BLITZ 05-282 GMBH, VARETIS AG AND VARETIS SOLUTIONS GMBH.

     Section 2.12 Intellectual Property.
                  ----------------------

     Set forth on Schedule 2.12 is a complete and accurate list of all substantial proprietary and intellectual property rights, in any jurisdiction, whether owned or held for use under license, including such rights in and to:
(i) trademarks, service marks, brand names, distinguishing guises, trade dress, trade names, words, symbols, color schemes, business names, internet domain names and other indications of origin ("Trademarks"); (ii) patents and pending patent applications (including all provisionals, divisionals, continuations, continuations-in-part, re-examination and reissue patents), inventors' certificates and invention disclosures ("Patents"); (iv) mask works or integrated circuit topographies, ("Mask Works"); (v) industrial designs ("Industrial Designs");(iii) computer programs and databases, including all object code, source code, algorithms, subroutines, specifications, data and documentation and all translations, compilations, arrangements, adaptations, and derivative works thereof, in each case whether patentable, copyrightable or not, and all documentation and embodiments thereof in all forms of media ("Software"), ; (vii) trade secrets and other confidential or non-public business or technical information, including ideas, formulas, compositions, program devices, compilations, patterns, discoveries and improvements, know-how, show-how, manufacturing and production methods, processes and techniques, and research and development information; drawings, designs, specifications, plans, proposals and technical and system data; analytical models, investment and lending strategies and records, financial and other products; financial, marketing  and  business  data,  pricing  and  cost  information;  business  and marketing plans and customer and supplier lists and information; and Software; Mask Works; Industrial Designs; in each case whether patentable, copyrightable or not ("Trade Secrets"); and (viii) rights to limit the access, use or disclosure of confidential information by any Person in each case including all registrations of, and applications to register, any of the foregoing with any governmental authority and any renewals or extensions thereof; the goodwill associated with each of the foregoing; and any claims or causes of action or defenses arising out of or related to any of the foregoing Trademarks, Patents, Software collectively, the "Intellectual Property Rights".
     The Company is the owner of all right, title and interest or has a valid transferable license to use without further payment to a third party, free and clear of any and all liens or other encumbrances, all of the Intellectual Property Rights set forth on Schedule 2.12 which are used and necessary (i) for the design, development or manufacture of the Company products or services and
(ii) to conduct Company's business as presently conducted or as contemplated to be conducted.
     All of the specifications and documentation relating to the Intellectual Property Rights set forth on Schedule 2.12 which are used and necessary (i) for the design, development or manufacture of the Company's products and (ii) to conduct Company's business as presently conducted and as contemplated to be conducted are (x) in accordance with industry standards and (y) current, complete, accurate, and sufficient in detail and content to allow them full and proper use without reliance on the knowledge or memory of any individual and will be provided to the Purchaser on the Closing Date. All of the Intellectual Property Rights set forth on Schedule 2.12 are the only Intellectual Property Rights used and necessary (i) for the design, development or manufacture of the Seller's products or (ii) to conduct Seller's business as presently conducted and as contemplated to be conducted both in a laboratory and in a production/live environment under real business conditions in accordance with the specifications and documentation.

VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
                                                                    EXHIBIT 10.6

SALE AND PURCHASE AGREEMENT AMONG BLITZ 05-282 GMBH, VARETIS AG AND VARETIS SOLUTIONS GMBH.

     Patents.
     --------

     Schedule 2.12 contains the application or issued patent number of all of the issued patents set forth on Schedule 2.12 that have been registered with any governmental authority and the name of such governmental authority. All of such patents or applications are currently in compliance with all formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use). All issued patents are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety (90) days after the Closing Date.
     None of the issued patents set forth on Schedule 2.12 have been or are now involved in any interference, reissue, reexamination, or opposition proceeding and to the best knowledge of the Seller or any officer, there is no potentially interfering patent or patent application of any third party.
     None of the issued patents set forth on Schedule 2.12 is infringed or, to the knowledge of the Seller or any officer thereof, has been challenged or threatened in any way.
     All products made, used, or sold or services provided under the issued patents set forth on Schedule 2.12 have been marked with a proper patent notice.
     Trademarks.
     -----------
     Schedule 2.12 contains the application or registered trademark number of all of the Trademarks that have been registered with any governmental authority and the name of such governmental authority. All of such registered Trademarks or applications are currently in compliance with all formal legal requirements
(including the timely post-registration filing of affidavits of use and incontestability and renewal applications). All registered Trademarks are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety (90) days after the Closing Date.
     None of the Trademarks set forth on Schedule 2.12 has been or is now involved in any opposition, invalidation proceeding or cancellation and, to the knowledge of the Seller or any officer, no such action is threatened.
     To the best knowledge of the Seller or any officer, there are no potentially interfering Trademarks of any third party.
     None of the Trademarks set forth on Schedule 2.12 is infringed or, to the knowledge of the Seller or any officer, has been challenged or threatened in any way.
     Unless disclosed in Schedule 2.11 or 2.12, none of the Trademarks set forth on Schedule 2.12 infringes or is alleged to infringe any Trademark of any third party.
     All products and services offered, sold or rendered under any of the Trademarks set forth on Schedule 2.12 contain the proper registration notice where permitted or required by law.
     Copyrights.
     -----------
     Schedule 2.12 contains the registered copyright number of all copyrights that have been registered with any governmental authority and the name of such governmental authority, all of such registered copyrights are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety (90) days after the Closing Date.
     None of the registered copyrights set forth on Schedule 2.12 are infringed or, to the knowledge of the Seller or any officer, have been challenged or threatened in any way.
     None of the subject matter of any of the registered copyrights set forth on
Schedule 2.12 infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.
     All works  encompassed by the  registered  copyrights set forth on Schedule
2.12 have been marked with the proper copyright notice.
     Trade Secrets.
     --------------
     Schedule 2.12 contains a list and a brief description of the Seller's Trade Secrets. All reasonable precautions have been taken by Seller to protect the secrecy, confidentiality and value of the Trade Secrets set forth on Schedule 2.12.

VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
                                                                    EXHIBIT 10.6

SALE AND PURCHASE AGREEMENT AMONG BLITZ 05-282 GMBH, VARETIS AG AND VARETIS SOLUTIONS GMBH.

     The Trade Secrets set forth on Schedule 2.12 are not part of the public knowledge or literature, and, to the knowledge of the Seller or any officer, have not been used, divulged, or appropriated for the benefit of any third party.
     None of the Trade Secrets set forth on Schedule 2.12 are subject to any adverse claim or have been challenged or threatened in any way.
     Software.
     ---------
     Schedule 2.12 contains a list and a brief description of the Seller's Software. All reasonable precautions have been taken by Seller to protect the secrecy, confidentiality and value of the Software set forth on Schedule 2.12.
     The Software, with the exception of object code and executables has not been licensed, sold or transferred to any third party and, to the knowledge of the Seller or any officer, has not been used, divulged, or appropriated for the benefit of any third party.
     None of the Software set forth on Schedule 2.12 is subject to any adverse claim or have been challenged or threatened in any way.
     All escrow agreements between the Seller and a third party are disclosed in
Schedule 2.12. Unless disclosed in Schedule 2.12, the source code of any Software being in escrow has never been released and there has been no such request or claim for release.
     To the knowledge of the Seller or any of its officers, no claims alleging the infringement of the Intellectual Property Rights of any third party have been received in writing during the past two (2) years or settled relating to the Intellectual Property Rights set forth on Schedule 2.12 which are used and necessary (i) for the design, development or manufacture of the Company's products or (ii) to conduct the Company's business as presently conducted or as contemplated to be conducted.
     Except for the third party licenses as set forth on Section 2.12, there are no material agreements, judgments, settlement agreements or other obligations relating to Intellectual Property Rights, written or oral, that are used and necessary (i) for the design, development or manufacture of the Company's products; or (ii) to conduct Company's business as presently conducted or as contemplated to be conducted. To the knowledge of the Seller or any officer, there are no threatened disputes or disagreements with respect to any such third party licenses.
     To the knowledge of the Seller or any officer, no Person is engaging in any activity that infringes in any material respect upon the Intellectual Property Rights set forth on Section 2.12 that are used and necessary (i) for the design, development or manufacture of the Seller's products or (ii) to conduct the Seller's business as presently conducted or as contemplated to be conducted.
     All of the Seller's Intellectual Property Rights set forth on Section 2.12 that are used and necessary (i) for the design, development or manufacture of the Seller's products or (ii) to conduct the Seller's business as presently conducted or as contemplated to be conducted have been created by employees of the Seller within the scope of their employment by the Seller or by independent contractors of the Seller who have executed agreements expressly assigning all right, title and interest in such Intellectual Property Rights to the Seller. Except as set forth in Schedule 2.12, no portion of the Seller's Intellectual Property Rights was jointly developed with any third party. No former or current employee of the Seller has entered into any written agreement that restricts or limits in any way the scope or type of work in which any employee may be engaged or requires any employee to transfer or assign any Intellectual Property Rights, or disclose information concerning his or her work to anyone other than the Seller.
     All the Intellectual Property Rights required or necessary for the design, development or manufacture of the Seller's products (including intangibles, such as software) are disclosed in Schedule 2.12.

VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
                                                                    EXHIBIT 10.6

SALE AND PURCHASE AGREEMENT AMONG BLITZ 05-282 GMBH, VARETIS AG AND VARETIS SOLUTIONS GMBH.

     Exhibit 2.12 hereto identifies each agreement with a third party pursuant to which the Seller obtains or has obtained any Intellectual Property Rights used in or necessary to the business of the Seller (other than software that is generally commercially available) that is owned by a party other than the Company. Other than license fees for software that is generally commercially available, the Company is not obligated to pay any royalties or other compensation to any third party in respect of its ownership, use or license of any of its Intellectual Property Rights.
     The Seller has taken precautions (i) to protect its Intellectual Property Rights and (ii) to maintain the confidentiality of its Trade Secrets and other confidential Intellectual Property Rights, and to the knowledge of the Seller or any officer, there have been no acts or omissions (other than those made based on reasonable, good faith business decisions) by the officers, directors, shareholders and employees of the Seller or the result of which would be to materially compromise the rights of the Seller to apply for or enforce appropriate legal protection of the Seller's Intellectual Property Rights.

     Section 2.13 Material Contracts.
                  ------------------

     The Seller has  delivered to the Purchaser  true  summaries of all oral and
(ii) copies of all written contracts, obligations and commitments of the Company now in effect, or which although terminated contain surviving obligations, to which the Company is a party or by which it or its property may be bound, together in each case with the entire contract file (collective "Contracts" and each a "Contract"). Each Contract under which the total obligation of or benefit to the Company is in excess of 25,000.00 Euros per year is described or otherwise referred to on Schedule 2.13 (the "Material Contracts"). No default, alleged default or anticipatory breach or delay or failure in performing exists on the part of the Company or, to the knowledge of the Seller or any Company officer, on the part of any other party, under any Material Contract, and there are no agreements of the parties relating to such Material Contracts which have not been disclosed in writing to the Purchaser. The Company is not a party to any other written or oral contract which could materially adversely affect the business of the Company. Except as set forth on Schedule 2.13 for each of the following items, the Company is not a party to any written or oral:
     (a) contract not made in the ordinary course of business, other than this Agreement;
     (b) employment, worker, contractor or consulting contract which is not terminable without cost or other liability to the Seller, or any successor thereof, upon notice of thirty (30) days or less other than those contained in the list mentioned in section 2.8.
     (c) contract or collective bargaining agreement with any labor union or any other program or contractual commitment involving employees, workers, contractors, consultants or representatives other than those listed on Schedule 2.14;
     (d) bonus, pension, profit-sharing, retirement, stock purchase, stock option, incentive compensation, hospitalization, insurance or similar plan, contract or understanding providing for employees, workers, contractors, consultants or representatives benefits of any kind other than those contained in the list mentioned in section 2.9.;
     (e) lease with respect to any property, real or Personal, whether as lessor or lessee other than those listed on Schedule 2.6 or 2.7;
     (f) contract for the purchase of real property, equipment or fixed assets which involve in the aggregate more than 25,000.00 Euros;

VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
                                                                    EXHIBIT 10.6

SALE AND PURCHASE AGREEMENT AMONG BLITZ 05-282 GMBH, VARETIS AG AND VARETIS SOLUTIONS GMBH.

     (g) contract for the future  purchase of  materials,  supplies or inventory
(i) which is in excess of the requirements of the business of the Company now booked or the requirements of the Company for its normal operating inventories, or (ii) which is not terminable without cost or liability to the Company, or any successor thereof, upon notice of thirty (30) days or less;
     (h) contract for the sale or purchase of goods or other assets which is not terminable without cost or liability to the Company, or any successor thereof, upon notice of thirty (30) days or less;
     (i) contract for the performance of services of any kind for or by the Company which is not terminable without cost or liability to the Company, or any successor thereof, upon notice of thirty (30) days or less;
     (j) insurance contract other than those listed on Schedule 2.18;
     (k) contract continuing for a period of more than three (3) months from its date, which is not terminable by the Company without cost or liability to the Company, or any successor thereof, upon notice of thirty (30) days or less;
     (l) manufacturers' representative, sales agency, dealer or advertising contract which is not terminable on notice without cost or other liability to the Company;
     (m) agreement or indenture for the borrowing or lending of money;
     (n) agreement or indenture for the mortgaging or pledging of, or otherwise placing a lien or security interest on, any assets of the Company;
     (o) option, warrant or other contract for the issuance of any debt or equity security, or the conversion of any obligation, instrument or security, into debt or equity securities of the Company;
     (p) guaranty of any obligation for borrowed money or otherwise, excluding endorsements made for collection;
     (q) settlement agreement of any administrative or judicial proceedings within the past five (5) years;
     (r) agreement under which the Company has advanced or agreed to advance moneys
     (s) commercial agency agreements and other commission contracts specifying a commercial agency territory and containing exclusiveness regulations or commercial agency agreements and other commission contracts which have been ended during the last five years;
     (t) contract with professional advisers consulted by the Company, consultancy agreements with technical institutes or shipbuilding research institutes or contracts with lawyers, auditors, management consultants or tax advisors;
     (u) confidentiality agreements;
     (v) research or development contracts;
     (w) subsidies, investment bonuses or other official grants, granted or applied for, including details of conditions that are connected with these subsidies and grants;
     (x) existing and imminent obligations to reimburse granted subsidies, investment bonuses or other official grants; or
     (y) contract or other agreement concerning the Company which could, as a consequence of the proposed acquisition, result in:

     i. monies becoming payable,
     ii. any contract or agreement being avoided, terminated or modified, or
     iii. a property interest being acquired or otherwise negatively affected.

VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
                                                                    EXHIBIT 10.6

SALE AND PURCHASE AGREEMENT AMONG BLITZ 05-282 GMBH, VARETIS AG AND VARETIS SOLUTIONS GMBH.

     Section 2.14 Labor Matters.
                  --------------
     (a) Except as disclosed on Schedule 2.14, (i) the Company is not party to or bound by any collective bargaining agreement, shop agreement or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company, (ii) none of the employees of the Company are represented by any labor organization, union, worker's council, employees' councils/ members of the unified employees' council or other employee representative organizations to which the Company, its Subsidiaries, or any of its or their Subsidiaries is or was a party, and there are no organizational campaigns, demands, petitions or proceedings pending or, to the knowledge of the Seller or the Company, threatened by any labor organization or group of employees seeking recognition or certification as collective bargaining representative of any group of employees, (iii) to the knowledge of the Seller and the Company, there are no union claims to represent the employees, (iv) there is no agreement with any labor organization which restricts the Company from relocating or closing all or any portion of its business, (v) there are no grievances asserted or arbitrations pending arising from or related to any collective bargaining agreement or similar agreement affecting the Company's business, and (vi) there are no strikes, controversies, slowdowns, work stoppages, lockouts or labor disputes pending or, to the knowledge of the Seller or the Company, threatened against or affecting the Company's business, and there has not been any such action against the Company's business during the past five (5) years.
     (b) The Company and the Company's business is, and has, at all times during at least the last six (6) years, been in compliance in all material respects with all applicable laws, regulations and ordinances respecting immigration, employment and employment practices, and the terms and conditions of employment, including, without limitation, employment standards, equal employment opportunity, family and medical leave, wages, hours of work, occupational health and safety and employee benefits, and is not engaged in any practices violating applicable law, ordinance or regulation. There are no employment contracts, severance agreements or retention agreements, oral or written, with any employees and no written Personnel policies, rules or procedures applicable to employees, other than those set forth in Schedule 2.14 annexed hereto, true and correct copies of which have heretofore been made available to the Purchaser. Except as set forth in Schedule 2.14 annexed hereto, there are (i) no complaints, claims, controversies, charges, lawsuits or other proceedings related to the Company's business or its employees pending, or, to the knowledge of the Seller or the Company, threatened, in any court or with any agency responsible for the enforcement of federal, state, local or foreign labor or employment laws regarding breach of any express or implied contract of employment, any law or regulation governing labor relations, employment or the termination thereof or other illegal, discriminatory, wrongful or tortious conduct in connection with the employment relationship, the terms and conditions of employment, or applications for employment with the Company, and (ii) no federal, state, local or foreign agency responsible for the enforcement of immigration, labor, equal employment opportunity, family and medical leave, wages, hours of work, occupational health and safety or any other employment law is conducting an investigation with respect to or relating to the Company's business or its employees or, to the knowledge of the Company or the Seller, intends to conduct such an investigation.
     (c) The consummation of the transactions contemplated in this Agreement will not entitle any employee to severance pay or accelerate the time of payment of compensation due to any Employee.
     (d) Schedule 2.14 also includes a list of all employers' associations in which the Company or any Subsidiary is a member.

VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
                                                                    EXHIBIT 10.6

SALE AND PURCHASE AGREEMENT AMONG BLITZ 05-282 GMBH, VARETIS AG AND VARETIS SOLUTIONS GMBH.

     Section 2.15 Conduct of Business.
                  -------------------

     Except only as set forth on Schedule 2.15, since October 1, 2005, the Company's business has been conducted in the ordinary course, and its assets and properties have been maintained in the same manner as Seller conducted the business and maintained its assets and properties prior to organization of the Company and in at least such order and condition as is necessary to continue so to conduct its business, and neither the Company nor the Seller with respect to the business unit of the Company's business has:
     (a) incurred any obligation or liability (absolute, accrued, contingent or otherwise), except in the ordinary course of the Company's business or in connection with the performance of this Agreement;
     (b) discharged or satisfied any Lien, or paid or satisfied any obligation or liability (absolute, accrued, contingent or other wise) other than (i) liabilities shown or reflected on the September Financial Statements or (ii) liabilities incurred since the date of the September Financial Statements in the ordinary course of business;
     (c) increased or established any reserve for taxes or other liability on its books or otherwise provided therefore, except as may have been required in accordance with IFRS due to the operations or income of the Company since the date of the September Financial Statements;
     (d) subjected any of the assets, properties or business of the Company to any Lien;
     (e) sold, assigned or transferred any asset, property or business or cancelled any debt or claim or waived any right, except in the ordinary course of business of the Company;
     (f) sold, assigned, transferred or permitted to lapse any rights with respect to any Intellectual Property Rights or other intangible asset;
     (g) granted any general or uniform increase in the rates of pay of employees of the Company or any increase in salary payable or to become payable to any officer, employee, consultant or agent of the Company, or changed or increased the compensation payable to any officer, employee, consultant or agent of the Company for any period before or after the date of the September Financial Statements, or by means of any bonus or pension plan, contract or other commitment increased the compensation of any officer, employee, consultant or agent of the Company except those contained in the list mentioned in sect.2.8
     (h) made or authorized any capital expenditures for additions to plant and equipment accounts of the Company in excess of 25,000.00 Euros in the aggregate;
     (i) except as set forth on Schedule 2.15, made any loan or payment to any shareholder or any affiliate, or declared, set aside or paid to any shareholder or affiliate any dividend or other distribution in respect of its capital stock, or redeemed or purchased any of its capital stock, or agreed to take any such action;
     (j) issued, sold or transferred, or agreed to issue, sell or transfer, any stock, bond, debenture or other corporate security of the Company, whether newly issued or held in treasury;
     (k) except for this Agreement, entered into any transaction other than in the ordinary course of business of the Company;
     (l) experienced damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting its properties, assets or business, or experienced any other material adverse change in its financial condition, assets, liabilities or business;
     (m) experienced any adverse change in the assets, liabilities, business, condition (financial or otherwise) from that disclosed on the September Financial Statements;
     (n) received any opinion, memorandum, legal advice or notice (written or oral) from any legal counsel, consultant, Governmental Authority or other third party to the effect that it is exposed to any liability or disadvantage.
     (o) taken any action which would have the effect of terminating any Permit.

VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
                                                                    EXHIBIT 10.6

SALE AND PURCHASE AGREEMENT AMONG BLITZ 05-282 GMBH, VARETIS AG AND VARETIS SOLUTIONS GMBH.

     Section 2.16 Tax Matters.
                  ------------
     (a) Insofar as the Company is obliged to have filed tax returns, the Company has filed all tax returns required to be filed by it under the laws of the Federal Republic of Germany, UK and Singapore and each other country, state or other jurisdiction in which it conducts business activities or is required to file tax returns. The Company has paid or set up an adequate reserve in respect of all taxes for the periods covered by such returns, as well as all other taxes, assessments and governmental charges which have become due or payable, including all taxes which the Company is obligated to withhold from amounts owing to employees, shareholders, creditors and third parties. The Company does not have any tax liability for which no tax reserve has been made in respect of any jurisdiction in which the Company has business activities or otherwise has a tax obligation. The Company has set up as provisions for taxes in the Balance Sheet amounts sufficient for all accrued and unpaid federal, state and local taxes of the Company with the exception of income taxes concerning the time period from January 1 until June 30, 2005, whether or not disputed, including any interest and penalties in connection therewith.. Tax" or "Taxes" shall mean any taxes including, but not limited to income tax, transfer tax, stamp tax, capital tax, property tax, withholding tax, value added tax, and any other type of governmental tax or levy whatsoever, (including without limitation income, gross receipts, profits, alternative or add-on minimum, franchise, license, capital, capital stock, intangible, services, premium, transfer, sales, use, ad valorem, value added, payroll, wage, severance, employment, occupation, property (real or personal), windfall profits, import, excise, custom, stamp, withholding or estimated taxes), fees, duties, assessments, withholdings or governmental charges of any kind whatsoever (including interest, penalties, additions to tax or additional amounts with respect to such items) under any Applicable Laws to which the Company or the Seller is subject, if any.
     (b) The Company's subsidiary's UK income tax returns have been examined by Pricewaterhouse Coopers (or closed by applicable statutes) for all years to and including the fiscal year ended 2004 and no such examinations are in progress. The Company's subsidiary's Singapore income tax returns have been examined by the Pricewaterhouse Coopers (or closed by applicable statutes) for all years to and including the fiscal year ended 2004 and no such examinations are in progress. Any deficiencies proposed as a result of said audits have been paid or finally settled and no issue has been raised in any such examinations which, by application of similar principles, reasonably can be expected to result in the assertion of a deficiency for any other year not so examined. The results of any settlements and any necessary adjustments in state income tax resulting therefrom are properly reflected in the Company's financial statements referred to in Section 2.04. Neither the Company nor the Seller is aware of any fact which would constitute grounds for any further tax liability with respect to the years which have not been examined. No agreements or waivers have been made by or on behalf of the Company for the extension of time for the assessment of any tax or for any applicable statute of limitations.
     (c) Except for taxes for the payment of which an adequate reserve has been established on the Balance Sheet, there are no tax liabilities, whether imposed by any federal, state or local taxing authority, outstanding against any of the assets, properties or business of the Company.
     (d) For purposes of this Section 2.16, the term "the Company" shall include each other entity with which the Company files consolidated or combined income tax returns or reports.
     (e) The Parties agree that - irrespective of anything to the contrary in this Agreement - Seller shall be liable for a potential trade tax liability resulting from dividend payments of the UK Subsidiary. This obligation terminates six months after the Company having received the audit report from the tax authorities.

VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
                                                                    EXHIBIT 10.6

SALE AND PURCHASE AGREEMENT AMONG BLITZ 05-282 GMBH, VARETIS AG AND VARETIS SOLUTIONS GMBH.

     Section 2.17 Absence of Undisclosed Liabilities.
                  -----------------------------------
     (a) The Company has no Indebtedness (as defined below) or liabilities of any character whatsoever, whether or not accrued and whether or not fixed or contingent, other than (i) liabilities reflected in the Balance Sheet, (ii) liabilities incurred in the ordinary course of business of the Company subsequent to the date of the Balance Sheet, none of which has been or is materially adverse to the assets, properties or business of the Company and
(iii) liabilities incurred in connection with performance of this Agreement.
     (b) "Indebtedness" includes, but is not limited to, off balance sheet obligations, loan or credit agreements, promissory notes, guarantees, mortgages or other pledges, debenture bonds or loans, agreements to secure fixed or floating assets, credits, letters of credit or bank guarantees by or in favor of the Company, financial obligations or other short term or long term credit agreements or unredeemable terminable debentures of any kind.
     (c) Neither the Company nor any of its Subsidiaries have any equity, financial or creditor interest, direct or indirectly, in any special purpose entity.

     Section 2.18 Insurance.
                  ----------
     All policies of insurance, together with the premiums currently paid thereon, covering the Company' s plant, machinery, equipment and inventory used in the business of the Company, or providing for business interruption, general liability, Personal and product liability coverage, are described on Schedule
2.18. Schedule 2.18 also lists all risks covered by insurances standard in the industry, including the sum insured, the insurer, the purpose of the insurance, the premium and the amount of a possible excess. All such policies, will be outstanding and in full force and effect at the Closing Date, subject to the provisions of Section 4.04 hereof. Except as set forth on Schedule 2.18, there are no claims, actions, suits or proceedings arising out of or based upon any of such policies of insurance, and, so far as is known to the Seller or any Company officer, no basis for any such claim, action, suit or proceeding exists and there were no claims for damages of more than EUR 10,000.00 per case or existing or possible insurance claims during the past three years. There are no notices of any pending or threatened terminations or substantial premium increases with respect to any of such policies and the Company in compliance with all conditions contained therein.

     Section 2.19 Transactions with Affiliates.
                  -----------------------------

     (a) Except as set forth on Schedule 2.19, there are no outstanding notes payable to or accounts receivable from, or advances by the Company to, and the Company is not otherwise a creditor of, or a party to a contract with or has engaged in a transaction with, Seller, or any Subsidiary or affiliate or any managing director, officer (Leitender Angestellter, Prokurist), employee, subsidiary or affiliate of Seller or the Company or any Subsidiary or affiliate.
     (b) Except as set forth on Schedule 2.19, there are no
          i. contracts as mentioned in German ss. 291 ff. AktG (Control Agreements and Profit and Loss Sharing Agreements) or transfer agreements with related parties (e.g. Cash-Pool- and Clearance Contracts) or management agreements;
          ii. contracts and agreements, including loan agreements, between the Company and its shareholders (including all former shareholders of the Seller during the previous two years) or associated companies or related persons (as stated in German ss. 15 AO) or guarantees, securities, liabilities, patronages, subordination letters and other securities in favour of the Company or shareholder agreements, share-pooling agreements or vote-pooling agreements;

VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
                                                                    EXHIBIT 10.6

SALE AND PURCHASE AGREEMENT AMONG BLITZ 05-282 GMBH, VARETIS AG AND VARETIS SOLUTIONS GMBH.

          iii. other material contracts between the Company and associated companies during the previous five years; or
          iv. contracts regarding the supply of goods or services, which have been entered into between the Company and Seller or any affiliated companies during the previous five years.
     (c) The aforementioned contracts - as far as still effective - can only be changed by Seller with the consent of Purchaser until Closing Date.

     Section 2.20 Customers.
                  ----------
     Seller has handed out to the Purchaser a a true and correct list of all customers of the Company for the period commencing January 1, 2005 and ending September 30, 2005, indicating the amount of aggregate payments, including commissions and fees, paid to the Company by each such customer for such period and, the amount of work in process, the names of the employees of the Company who were primarily responsible for selling and for servicing such customers as of such date. Except as indicated in the list mentioned above, none of such customers has terminated or indicated an intention or plan to terminate all or a material part of the products sold to or services performed for such customer, or any orders for materials, in favor of another firm or for any other reason nor has the Company any reason to believe any of such customers may terminate all or a material part of such products and services, whether by reason of the transaction contemplated by this Agreement or for any other reason. The Company is in compliance with all such customers' orders with respect to work in process and has received no notice of, and neither the Company nor the Seller knows of any reasonable basis for, any complaint by any such customer with respect to work in process or work delivered or completed. Except as indicated in the list mentioned above, none of the employees primarily responsible for selling to or for servicing customers listed thereon has terminated or indicated an intention or plan to terminate his or her employment with Company or had such employment terminated.

     Section 2.22 Assets.
                  ------

     (a) The Seller represents and warrants that all of the assets of the Company, including without limitation, tangible and intangible assets and Intellectual Property Rights described in Schedules 2.7, 2.12 and 2.21 (i) are actually owned by the Company on the date hereof and will be owned by the Company on the Closing Date; (ii) were duly and effectively transferred to the Company by the Seller prior to September 30, 2005; and (iii) are adequate in all respects to continue the business of the Company.
     (b) Schedule 2.21 sets forth all of the furniture and fixtures and machinery and equipment of the Company. The furniture and fixtures and machinery and equipment set forth in Schedule 2.21 are in good condition and in the case of the machinery and equipment are in good operating order.

     Section 2.22 Corporate Name, Varetis Brand.
                  ------------------------------
     Set forth on Schedule 2.22 is a correct and complete list of all locations in which the corporate name "Varetis", or any variation thereof is currently used by the Company or any of its affiliates. The Company or one of its affiliates has the full legal right to so use such name and variations in each of such jurisdictions. Seller shall recommend to its shareholders to resolve a change of its current company name "varetis AG" to a different one not similar or in any way related to "Varetis" in a shareholders' assembly, giving effect to this change of company name not later than June 30, 2006. Except as indicated in
Schedule 2.22, neither the Seller, the

VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
                                                                    EXHIBIT 10.6

SALE AND PURCHASE AGREEMENT AMONG BLITZ 05-282 GMBH, VARETIS AG AND VARETIS SOLUTIONS GMBH.

Company, nor any affiliate thereof, knows, or has reason to know, of any actual or threatened claim by any third party with respect to the use of such name or of any actual or proposed use of the name "Varetis", or any variation thereof by any third party in conflict with the use thereof by Company. The use by Company and its affiliates of the name "Varetis", and the variations thereof used by them does not infringe upon the rights of any third party and the Company has not granted any third party any right to use such name or any variation thereof. Irrespective of the disclosure in Schedule 2.22 the Company has the right to use the corporate name and the brand "Varetis" without restriction for a period of one year after the Closing Date. In case the corporate name and the brand "Varetis" is offended by a third party the seller shall take all legal measures to defend the right to use the corporate name and brand at its own cost. For the avoidance of doubt it is agreed that the law suit disclosed in Schedule 2.22 is the risk of Seller. The Seller is authorized to settle the law suit with the written approval of the Purchaser.

     Section 2.23 Seller's Organization; Authority.
                  ---------------------------------
The Seller is a corporation duly organized and validly existing under the laws of the Federal Republic of Germany. The Seller is duly qualified to do business in all jurisdictions in which qualification is required. The Seller has all necessary corporate power to own all of its properties and assets and to carry on its business as now being conducted. The Seller has all necessary power and, as of the Closing Date, will be duly authorized to sell, convey, assign and transfer the Shares as contemplated by this Agreement and to perform its obligations under the Escrow Agreement and the other documents, agreements and certificates executed and delivered by Seller in connection herewith.

     Section 2.24 Binding Obligation; Consents.
                  -----------------------------
The execution and delivery of this Agreement and the Escrow Agreement by the Seller do not, and the consummation of the transactions contemplated hereby and thereby will not violate any provision of the certificate of incorporation or by-laws of the Seller or violate any provision of, or result in a breach of any of the terms or provisions of, or result in the acceleration of any obligation under, or constitute a default under, any mortgage, Lien, lease, agreement, instrument, order, arbitration award, judgment or decree, to which the Seller is a party, or to which the Seller is, or the assets, properties or business of the Seller are, subject. Each of this Agreement and the Escrow Agreement and all other agreements attached to this Agreement as Exhibit is a valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms. All authorizations, approvals and consents necessary for the execution and delivery by the Seller of this Agreement and the Escrow Agreement have been given or made with the exception of the ones listed in Schedule 2.24. Except as set forth on Schedule 2.24 or otherwise referred to herein, no consent, action, approval or authorization of, or registration, declaration or filing with, any Governmental Authority having jurisdiction over the Seller or the Company is required to be obtained by the Seller or the Company to authorize the execution and delivery by the Seller of this Agreement or the performance by the Seller of its terms.

     Section 2.25 The Shares.
                  ----------

The Seller is the beneficial and record owner of all the Shares and the
Shares are owned by the Seller free and clear of all Liens, equities, options, privileges, restrictions on the transfer of shares outside the statutory provisions of the German Law pertaining to Limited Liability Companies (GmbH-Gesetz), preemptive rights, rights of conversion, or other privileges or special obligations of shareholders or any options on shares of the

VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
                                                                    EXHIBIT 10.6

SALE AND PURCHASE AGREEMENT AMONG BLITZ 05-282 GMBH, VARETIS AG AND VARETIS SOLUTIONS GMBH.

Company, agreements regarding future purchases or sales of shares in the Company or pledges, charges or other encumbrances upon or options on shares of the Company or its associated companies, or trust agreements, warrants and rights whatsoever and are not subject to any restrictions with respect to transferability. Upon payment of the Purchase Price as provided for hereunder, the Purchaser will receive good and marketable title thereto, free and clear of all Liens, equities, options, warrants and rights whatsoever. On the Closing Date, all share transfer or other taxes and charges (other than income taxes) pursuant to the tax laws and provisions of the Federal Republic of Germany which are required to be paid in connection with the sale and transfer of the Shares to the Purchaser hereunder will have been fully paid by the Seller and all laws imposing such taxes or charges will have been fully complied with in respect of the Shares by the Seller.

     Section 2.26 Internal Controls.
                  ------------------
The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     Section 2.27 Commercial Bribery.
                  -------------------
Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Seller or the Company, any director, officer, agent, employee or affiliate of the Seller acting for the Company or any of its or their Subsidiaries is aware of or has taken any action, directly or indirectly, that would constitute an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any Person or political party or official thereof or any candidate for political office, in contravention of law, and the Company and its Subsidiaries and, to the knowledge of the Seller and the Company, its affiliates have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

     Section 2.28 Money Laundering.
                  -----------------
The operations of the Company and its Subsidiaries are and have been conducted in compliance with the money laundering statutes of all jurisdictions where and for the time the Group Companies have been doing business (in particular the statutes of the German Anti-Money-Laundering-Code ("Geldwaschegesetz"), of the second anti-money laundering directive of the European Parliament and the Council of the European Union, i.e. Directive 2001/97/EC of December 4, 2001, and the U.S. Money Laundering Control Act of 1986 and the USA Patriot Act of 2001), the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or Governmental Authority or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Seller or the Company, threatened.

VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
                                                                    EXHIBIT 10.6

SALE AND PURCHASE AGREEMENT AMONG BLITZ 05-282 GMBH, VARETIS AG AND VARETIS SOLUTIONS GMBH.

     Section 2.29 Disclosure; Representations and Warranties.
                  -------------------------------------------
The Seller has made full, true and complete responses in writing (and contained in the Schedules attached hereto) to all the Purchaser's requests for information, documents, contracts and records of the Seller and the Company. Neither this Agreement nor any statement, certificate, writing or document furnished to the Purchaser by the Seller or the Company in connection with this Agreement contains, as of the dates of such documents, any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading. Except as set forth in this Agreement or in a Schedule hereto, no fact (other than circumstances or events which are common knowledge or normal business risks) with respect to the Company's business, operations or condition is known to the Seller or the Company which materially and adversely affects the Company's business, operations or condition or any of its assets or properties.

     Section 2.30. No Further Representation None of the Seller, its affiliates or any of their respective officers, directors, employees or representatives make or have made any other representation or warranty, express or implied, at law or in equity, in respect of the Company, the Subsidiaries, the Shares or any of the Assets.

ARTICLE III

REPRESENTATIONS AND WARRANTIES BY THE PURCHASER

     The Purchaser represents and warrants that:
     Section 3.01 Organization and Authority.
                  --------------------------
The Purchaser is a corporation duly organized and validly existing in good standing under the laws of the Federal Republic of Germany. The Purchaser has the corporate power to execute, deliver and perform this Agreement and the Escrow Agreement and the documents, agreements and certificates executed and delivered by the Purchaser in connection herewith and therewith. The Purchaser has taken all action required by law, its certificate of incorporation, its by-laws or otherwise to authorize the execution and delivery of this Agreement and the Escrow Agreement, and the documents, agreements and certificates executed and delivered by the Purchaser in connection herewith and therewith, except for obtaining the approval of the board of directors of Volt Information Sciences Inc. and/or the board of managers of Volt Delta Resources LLC which is required for this Agreement to be binding on Purchaser and required for the guarantee of either Volt Information Sciences Inc. or Volt Delta Resources LLC.
 Purchaser agrees to submit this Agreement for approval to said boards on or before November 17, 2005, and if approved by one or both of those boards to notify Seller by delivery of a Secretary or Assistant Secretary Certificate certifying such approval at which time, if approved, this Agreement will become binding on Purchaser. If Purchaser does not deliver such a certificate to Seller on or before 5 p.m. Munich Time on November 20, 2005, Seller has the right to rescind this Agreement. The Escrow Agent is committed to establish the Escrow Account by November 17, 2005. The execution and delivery of this Agreement and the Escrow Agreement does not, and the consummation of the transactions contemplated hereby and thereby will not, violate any provision of the certificate of incorporation or by-laws of the Purchaser, or any provision of any agreement, instrument, order, judgment or decree to which the Purchaser is a party or by which it is bound. Approval from lenders to Volt Information Sciences, Inc. must be obtained.

VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
                                                                    EXHIBIT 10.6

SALE AND PURCHASE AGREEMENT AMONG BLITZ 05-282 GMBH, VARETIS AG AND VARETIS SOLUTIONS GMBH.

     Section 3.01 Litigation; Consents.
                  ---------------------
     (a) The Purchaser knows of no pending or threatened action, suit, proceeding or investigation before any court or governmental body, or by any governmental agency to restrain or prevent the performance of the transactions contemplated by this Agreement or which might affect the right of the Purchaser to own, the Shares.
     (b) Except as otherwise referred to herein, no consent, action, approval or authorization of, or registration, declaration or filing with, any governmental department, commission, agency or other instrumentality having jurisdiction over the Purchaser is required to be obtained by the Purchaser to authorize the execution and delivery by the Purchaser of this Agreement or the performance by the Purchaser of its terms.

     Section 3.03. Funds.
                   ------
     On or before the Closing Date the Purchaser has or will obtain sufficient immediately available funds to pay at the Closing, in cash, the full amount of the Purchase Price and all other amounts payable pursuant to this Agreement.

ARTICLE IV

COVENANTS OF THE SELLER AND THE PURCHASER

     Section 4.01 Maintain Shares. Before the Closing Date, the Seller shall, not, without the consent of the Purchaser, (a) sell or otherwise transfer any of the Shares or (b) incur or permit to exist any Lien on any of the Shares.
     Section 4.02 Approvals; Consents. Notwithstanding the provision in Section 8.09, the Seller shall obtain or cause to be obtained all consents, approvals and authorizations required by law, statute, rule, regulation, contract or agreement to be obtained by the Seller, including but not limited to obtaining shareholder approval, in connection with the sale and transfer by the Seller to the Purchaser of the Shares and the transactions contemplated hereby and thereby. The Company and the Seller shall use their best efforts to obtain all consents, approvals and authorizations listed above, including but not limited to a recommendation to the shareholders of the Seller to approve the Transaction.

     Section 4.01 Maintain Company Business
                  -------------------------
     (a) From the date hereof to and including the Closing Date, the Seller, the Company and their respective officers, directors and employees shall use its and their best efforts to preserve the business organization of the Group Companies intact, to keep available to the Purchaser the services of the present managing directors, officers (Leitende Angestellte, Prokuristen) and employees of the Company, and to preserve for the Purchaser the good will of the suppliers, customers and others having business relations with the Company.At all times until the Closing Date, Seller (in relation to the Company), the Company and their subsidiaries will take no actions other than actions in the ordinary course of business and consistent with their past practices, and will use their best efforts to preserve intact their business organization and good will and preserve their relationships with their customers, suppliers and others having business relations with them. Without limiting the foregoing, neither the Company nor any of their subsidiaries will change any of their accounting policies, nor incur any additional obligations, nor prepay any obligations, for borrowed money, nor

VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
                                                                    EXHIBIT 10.6

SALE AND PURCHASE AGREEMENT AMONG BLITZ 05-282 GMBH, VARETIS AG AND VARETIS SOLUTIONS GMBH.

encumber assets, sell any assets, commit to long term (more than 12 months) purchase commitments, commit to capital expenditures or increase (or authorize an increase in) outstanding shares, employee compensation or benefits (except such as may be required by law or an existing binding agreement). No options, warrants or similar rights of the Company may be amended or modified without the prior written consent of Purchaser. Seller agrees to give notice in writing to Purchaser promptly following the occurrence of any event which has had (or which is likely to have) an adverse effect upon its assets, business, operations, prospects, properties or condition (financial or otherwise) or the proposed Transaction.
     (b) From the date hereof to and including the Closing Date, the Seller, the Company and their respective officers, directors and employees shall use its and their best efforts to cause the Company to continue the operation of its business in the ordinary course, and to maintain its assets, properties and rights in at least as good order and condition as exists on the date hereof, and shall not, without the written consent of Purchaser, permit the Company to:
          (i) encumber any of its assets, properties or right or enter into any transaction or make any contract or commitment relating to its assets, properties or business, except in the ordinary course of business;
          (ii) enter into any employment contract
          (iii) enter into any contract or agreement (x) which cannot be performed within three (3) months or less or (y) which involves the expenditure of over 20,000.00 Euros, except in either case for sales and purchase contracts in the ordinary course of business;
          (iv) reclassify or change in any manner its outstanding shares of stock or issue or sell any shares of its capital stock or other securities, or redeem or otherwise acquire, or enter into any contract or commitment to redeem or otherwise acquire, any shares of stock of the Company;
          (v) make any declaration, payment or distribution of a dividend or any other payment to any shareholder except as set forth on
               Schedule 2.15;
          (vi) transfer any assets of the Company to any shareholder or any other affiliate;
          (vii) make any payment or distribution to any trustee under any bonus, pension, profit sharing or retirement plan or incur any obligation to make any such payment or contribution which is not in accordance with the Company usual past practice, or make any payment or contribution or incur any obligation pursuant to or in respect of any other plan, contract or arrangement providing for any bonus, incentive compensation, pension, deferred compensation, retirement payment, profit sharing contribution or any other employee benefit, which is not in accordance with the Company usual past practice;
          (viii) extend credit in excess of 10,000.00 Euros to any customer who was not a customer before the date of this Agreement, or depart from the normal and customary trade, discount and credit policies of the Company;
          (ix) guarantee the obligation of any Person, firm or corporation, except by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business;
          (x) take any action of the character described in Section 2.05 which would have been required to be disclosed pursuant thereto had such action been taken after the date of the Balance Sheet and before the date of this Agreement;
          (xi) purchase or sell any securities for investment;
          (xii) amend either its charter or by-laws or other documents of formation and management; (xiii) make any changes in any of its methods of accounting or in any of its accounting practices;

VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
                                                                    EXHIBIT 10.6

SALE AND PURCHASE AGREEMENT AMONG BLITZ 05-282 GMBH, VARETIS AG AND VARETIS SOLUTIONS GMBH.

          (xiv) change the banking or safety deposit arrangements of the Company; or
          (xv) enter into any new transaction or agreement or an amendment, modification or extension to an existing transaction or agreement with any shareholder, officer, member, director, consultant or employee of the Seller or of the Company or of any Subsidiary or affiliate of either.

     Section 4.04 Insurance. At any time before the Closing Date, the Seller will, at the Purchaser's direction and expense, cause the Company to add, if possible, new coverage or increase the coverage on, or otherwise amend, any of the insurance policies described on Schedule 2.18 the extent of such added or increased coverage or the nature of such amendment being a matter solely in the discretion of the Purchaser.
     Section 4.05 Non-Compete. (a) For a period of three (3) years following the Closing Date, the Seller shall not, directly or indirectly, or through or in association with any Person, firm, corporation, partnership, association or other entity, engage in or conduct any enterprise or business anywhere in the world which distributes, designs, manufactures, markets, sells or otherwise deals in products or services which are manufactured or sold or furnished by the Company as described in detail in Schedule 4.05(a) the Subsidiaries or the Joint Ventures or are competitive with the business of the Company, the Subsidiaries or the Joint Ventures or their successors as such business is being conducted by the Company, the Subsidiaries or the Joint Ventures on the date hereof;
     (b) For a period of two (2) years following the Closing Date, neither the Seller nor the Purchaser shall, directly or indirectly, or through or in association with any Person, firm, corporation, partnership, association or other entity solicit any of the employees of the Company and/or the respective other Party on the date hereof or employees of the Company and/or the respective other Party on the Closing date to leave their employ.

     Section 4.06 Financial Information.
                  ----------------------
For six months after the Closing Date the Seller shall furnish the Purchaser with such additional financial and operating data and other information regarding the Company's or the Subsidiaries' operations, business, properties and assets as the Purchaser shall from time to time reasonably require.

     Section 4.07 Cooperation.
                  -----------
The Seller (i) will cooperate with the Purchaser in disclosing and delivering to the Purchaser all Intellectual Property Rights used in the business of the Company, (ii) will cooperate with the Purchaser connection therewith after the Closing Date in such manner as may reasonably be required by the Purchaser and
(iii) will not disclose the same to any other Person without the prior written consent of the Purchaser.

Representatives of the Company will introduce representatives of the Purchaser to such clients/customers of the Company as the Purchaser requests and will discuss the contemplated acquisition with such clients/customers. The Seller will use its best efforts to recommend to such clients/customers of the Company to remain clients/customers of the Company from and after the Closing Date.

     Section 4.08 Notice of Breach. The Seller will immediately give notice to the Purchaser of the occurrence of any event or the failure of any event to occur that results in a breach of any representation or warranty hereunder by the Seller or a failure by the Seller to comply with any covenant, condition or agreement contained herein.

VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
                                                                    EXHIBIT 10.6

SALE AND PURCHASE AGREEMENT AMONG BLITZ 05-282 GMBH, VARETIS AG AND VARETIS SOLUTIONS GMBH.

     Section 4.09 Covenant as to Representations.
                  -------------------------------
The Seller (a) will take all action necessary to render accurate as of the Closing Date its representations and warranties contained herein, (b) will refrain from taking any action which would render any such representation or warranty inaccurate in any material respect as of such time, (c) will perform or cause to be satisfied each covenant or condition to be performed or satisfied by it or them as contemplated by this Agreement and (d) will immediately notify Purchaser if any representation or warranty becomes untrue or there should occur any event that might result in any representation or warranty becoming untrue. Without limiting the generality of the foregoing, in the event that the Intellectual Property Rights set forth on Section 2.12 that are used and necessary (i) for the design, development or manufacture of the Company's products or (ii) to conduct the Company's business as presently conducted or as contemplated to be conducted are incomplete, the Seller agrees to transfer, license or obtain the rights for the Purchaser to any missing Intellectual Property Rights for no additional consideration.

     Section 4.10 Government Reviews.
                  -------------------
The  Seller  and the  Purchaser,  in a timely  manner,  shall (i) make  required filings with, prepare applications to and conduct negotiations with each governmental agency (including cartel authorities, if applicable, contrary to the Parties' assumption) as to which such filings, applications or negotiations are necessary or appropriate for the consummation of the transactions contemplated hereby and (ii) provide such information as may be required to make such filings, prepare such applications and conduct such negotiations. The Seller and the Purchaser shall cooperate with each other and use their best efforts to assist the other in making and pursuing such filings and applications and conducting such negotiations and promptly shall respond to all requests for additional information or documentation.

     Section 4.11 Exclusivity.
                  ------------
Unless this Agreement has been  terminated  pursuant to Section 7.01 (a) through
(c), there shall be an exclusivity period until March 31, 2006 (the "Exclusivity Period"). Seller hereby agrees that during the Exclusivity Period, neither it nor the Company nor any of its or their officers (Prokuristen und leitende
Angestellte) and members of the Vorstand and Geschaftsfuhrung and Seller's supervisory board, will directly or indirectly, solicit, initiate or knowingly encourage or take any other action to facilitate the submission to it of any Acquisition Proposal (hereinafter defined) or participate in or knowingly encourage any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of, any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal. For purposes of this Agreement, Acquisition Proposal means with respect to the Company any proposal with respect to a (i) merger, consolidation, reorganization, recapitalization, reclassification, share exchange, tender offer, spin-off, split off, joint venture or other business combination or similar transaction involving the Company or any of its subsidiaries or any assets of the Company or any of its subsidiaries, (ii) any purchase or other acquisition of 5% or more of the consolidated assets of the Company and its subsidiaries or assets representing 5% or more of the consolidated net revenues of the Company and its subsidiaries or (iii) any purchase or other acquisition (by tender offer, exchange offer or otherwise) of 5% or more of the outstanding voting or equity securities of The Company.

VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
                                                                    EXHIBIT 10.6

SALE AND PURCHASE AGREEMENT AMONG BLITZ 05-282 GMBH, VARETIS AG AND VARETIS SOLUTIONS GMBH.

     Section 4.12 Compensation, Preemption Right
                  ------------------------------
In the event Seller initiates or considers an Acquisition Proposal, whether or not solicited, during the Exclusivity Period (whether or not it results in any acquisition), then Seller shall pay to Purchaser, as liquidated damages (and not as a penalty) to compensate Purchaser for the effort and expense which Purchaser will be expending in the course of its investigation and for its lost opportunity, the sum of 1,000,000 Euros if the Transaction has been announced to the public. Any payment of EUR 1,000,000 shall include an irrevocable waiver of Purchaser and its affiliates regarding any claims for damages resulting from a breach of Section 4.11 whatsoever against Seller, provided further that any breakup fee paid by Seller under Section 7.02 and/or Section 8.23 shall be off-set against such EUR 1,000,000 it being understood that an amount of EUR 1,000,000 shall not be payable under this Section 4.12 and/or under Section 7.02 and/or Section 8.23 three times but only once. Further, until September 30, 2006, Purchaser shall have the right, but not the obligation, to match any Acquisition Proposal received by Seller and acquire the Shares or business of the Company on the same terms and conditions as are contained in such Acquisition Proposal and, if such Acquisition Proposal is negotiated and a final agreement is reached ("Final Proposal"), then Purchaser shall be entitled to match such Final Proposal and acquire the Shares or business of The Company on the same terms and conditions as are contained in such Final Proposal.

     Section 4.13 Best Efforts. Each of the Seller and the Purchaser shall use its best efforts to cause all of the conditions to the obligations of the other to consummate the transactions contemplated hereby to be met as soon as practicable after the date of this Agreement.

     Section 4.14 Promptly after the execution of this Agreement, Seller shall use best efforts to prepare and, as soon as is reasonably practicable, furnish to its shareholders all documentation necessary or desirable with respect to Shareholders Meeting. The Purchaser and its outside counsel shall be given the opportunity to review and comment on such material before distribution. The Parties are aware and will take regard to each other Party's capital market publication and insider information obligations.

     Section 4.15 Capital Increase
                  -----------------
Seller will procure that the current registered capital in a nominal value of EUR 100,000.00 in the Company will be increased in the nominal amount of EUR 100,000.00 to a nominal amount of EUR 200,000.00 against contribution in kind by shareholders' resolution of the Company in order to create a further share in the Company in the nominal amount of EUR 100,000.00 as consideration for assets contributed by the Seller to the Company as stipulated in the shareholders' meeting (File No. 3844 C/2005) dated November 1, 2005 Notary Public Dr. Heinz Korte .

     Section 4.16 ----

     Section  4.17  Agreement  with  Company's   Works  Council,   Amendment  of
Employment  Agreements

     (a) Seller will procure that the Works Agreement between the Company and its works Council will be changed at terms being acceptable for the Purchaser.
     (b) Seller will procure that each Employee will have entered into an amendment agreement with the Company in a form accepted by Purchaser. The average of the intended salary increases over all employees shall not exceed an amount to be mutually agreed upon by the parties.
     (c) Seller shall inform Purchaser about the progress on the above by November 14, 2005.

VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
                                                                    EXHIBIT 10.6

SALE AND PURCHASE AGREEMENT AMONG BLITZ 05-282 GMBH, VARETIS AG AND VARETIS SOLUTIONS GMBH.

4.18 Seller shall procure that 85 % of all Employees and all Key Employees determined by Purchaser have agreed to enter into an employment agreement with the Company.

4.19 Seller will set up a bank account with DZ Bank (i.e. the Seller's Account) and will inform Purchaser of the bank details of such account by December 15, 2005.

4.20 Seller will procure that the Company will set up a bank account with DZ Bank (i.e. the Company's Account) and will inform Purchaser of the bank details of such account by December 15, 2005.

4.21 Seller will indemnify and hold harmless Purchaser from and against any damages resulting from any non-fulfillment of the obligations in Sec. 4.01 through 4.10 and 4.13 through 4.20 above. 4.22 Purchaser has provided a guarantee of Volt Information Sciences, Inc dated of November 02, 2005. This guarantee can be replaced by a guarantee of Volt Delta Resources LLC as provided for in the Volt Information Sciences, Inc. guarantee. The guarantees are subject to their respective governing boards approvals (aufschiebende Bedingung) as set forth above in Section 3.01.


ARTICLE V
ACCESS TO INFORMATION AND DOCUMENTS

     Section 5.01 Access.
                  -------

From the date hereof to the Closing Date, the Seller shall upon reasonable prior request by the Purchaser
     (a) give to, or cause to be made available for, the Purchaser and its counsel, accountants and other representatives full access during normal business hours to all the properties, documents, contracts, employees and records of the Company and furnish the Purchaser with copies of such documents and with such information with respect to the affairs of the Company as the Purchaser from time to time reasonably may request.
     (b) Until ten years after the Closing Date the Purchaser shall maintain for and on behalf of the Seller, or tender to the Seller, the Company's books, records and other data in such manner and at such location as shall make such books, records and other data reasonable accessible to the Seller, its counsel and accountants during normal business hours. During such period, the Seller, its counsel and accountants shall have the right to examine and make copies at the Seller's expense of the Company's books, records and other data in existence on the Closing Date as reasonably may be requested.

VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
                                                                    EXHIBIT 10.6

SALE AND PURCHASE AGREEMENT AMONG BLITZ 05-282 GMBH, VARETIS AG AND VARETIS SOLUTIONS GMBH.

ARTICLE VI
Return of Information. If the Closing is not consummated and this Agreement is terminated, the Purchaser shall promptly return all documents, contracts, records or properties of the Seller and the Company furnished by the Seller or the Company and all copies thereof.

INDEMNIFICATION

     Section 6.01 Indemnification by the Seller.
                  ------------------------------
     (a) The Seller shall be liable for, indemnify the Purchaser and its affiliates for, hold the Purchaser and its affiliates harmless from, and reimburse the Purchaser and its affiliates for Purchaser's Damages (as defined in Section 6.01(b)) in the manner and to the extent set forth in this Section 6.01.

The term  "Purchaser's  Damages"  shall  include  all  losses,  costs,  expenses
(including attorneys' fees and expenses), fees, liabilities and damages sustained by the Purchaser prior to any reimbursement, but not any indirect damages such as consequential damages or lost profits. For the avoidance of doubt, a shortfall in the thresholds pursuant to Section 1.02 (b) is not considered a Purchaser's Damage.
     (b) therefore:
               i. arising from any breach of a representation or warranty of the Seller contained in or made pursuant to this Agreement or in any certificate, instrument or agreement delivered to the Purchaser pursuant to or in connection with this Agreement;
               ii. resulting from a default in the performance of any of the covenants or obligations that the Seller is required to perform under this Agreement.

     (c) Seller shall only be required to pay any Purchaser's Damages provided
               (i)  the amount of Purchaser's  Damages exceeds 100,000.00 Euros;
                    and
               (ii) the claimed  Purchaser's  Damages exceed  1,000.00 Euros per item.

         The claim for such Purchaser's Damages must be made by the Purchaser and received by the Seller prior to the last day of the 30th month after the Closing Date.

     (d) The aggregate liability of Seller for Purchaser's Damages under this Agreement shall in no case exceed the amount of 8,000,000.00 Euros (eight million Euros). The liability of Seller to Purchaser's Damages will expire on the last day of the 30th month after the Closing Date.

     Section 6.02 Indemnification by the Purchaser.
                  ---------------------------------

     (a) The Purchaser shall be liable for, indemnify the Seller for, hold the Seller harmless from and reimburse the Seller for any and all Seller's Damages (as defined in Section 6.02(b)) in the manner and to the extent set forth in this Section 6.02.
     (b) The term "Seller's Damages" shall include all losses, costs, expenses (including attorney's fees and expenses), fees, liabilities and damages sustained by the Seller prior to any reimbursement, but not any indirect damages such as consequential damages or lost profits.

VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
                                                                    EXHIBIT 10.6

SALE AND PURCHASE AGREEMENT AMONG BLITZ 05-282 GMBH, VARETIS AG AND VARETIS SOLUTIONS GMBH.

               i. arising from any breach of a representation or warranty of the Purchaser contained in or made pursuant to this Agreement or in any certificate, instrument or agreement delivered to the Seller pursuant to or in connection with this Agreement;
               ii. resulting from a default in the performance of any of the covenants or obligations that the Purchaser is required to perform under this Agreement.

     (c) Purchaser shall only be required to pay any Seller's Damages provided

               (i) the amount of Seller's Damages exceeds 10,000.00 Euros per item; or
               (ii) the    aggregate    amount   of   all    Seller's    Damages
                    exceeds100,000.00 Euros, in which case all Seller's Damages in an amount exceeding 1,000.00 Euros per item shall be considered.

         The claim for such Seller's Damages must be made by the Seller and received by the Purchaser prior to the last day of the 30th month after the Closing Date.

     (d) The aggregate liability of Purchaser for Seller's Damages under this Agreement shall in no case exceed the amount of 250,000.00 Euros (two hundred and fifty thousand Euros) plus legal fees to be awarded by the Arbitrators not to exceed 150,000.00 Euros (one hundred and fifty thousand Euros). The liability of Purchaser to Seller's Damages will expire on the last day of the 30th month after the Closing Date.


     Section 6.03 Legal Proceedings.
                  ------------------

     (a) If any legal proceeding shall be instituted, or any claim or demand made, against an indemnified party in respect of which an indemnifying party may be liable hereunder, the indemnified party shall give prompt written notice thereof to the indemnifying party. The indemnifying party, at its expense, may participate in and, with the consent of the indemnified party, direct any such legal proceeding and the negotiation and settlement of any such claim or demand. The indemnified party shall have the absolute right, in its sole discretion and without the consent of the indemnifying party, to settle any such legal proceeding, claim or demand; provided, however, that if the indemnified party shall so settle without the consent of the indemnifying party, the indemnifying party shall be discharged from any liability hereunder with respect to the proceeding, claim or demand so settled.
     (b) If the amount of Purchaser's or Seller's Damages paid, at any time subsequent to such payment, shall be reduced by any recovery, settlement or otherwise, the amount of such reduction, less any expense incurred by the party receiving such recovery in connection therewith, promptly shall be repaid to the indemnifying party.
     (c) The Seller and the Purchaser shall consult and use their best efforts to cooperate in resolving questions regarding Purchaser's Damages or Seller's Damages. If either the Seller or the Purchaser shall believe that it has a claim under this Article VI, such party shall give notice of such claim to the other party, specifying in reasonable detail the nature of the Purchaser's Damages or Seller's Damages for which payment is claimed, the Section or Sections of this Agreement upon which such claim is based and the amount payable in respect thereof.

VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
                                                                    EXHIBIT 10.6

SALE AND PURCHASE AGREEMENT AMONG BLITZ 05-282 GMBH, VARETIS AG AND VARETIS SOLUTIONS GMBH.


ARTICLE VII

TERMINATION OF AGREEMENT

     Section 7.01 Termination of Agreement. This Agreement and the transactions contemplated hereby may be terminated or abandoned at any time before the Closing Date:
     (a) by mutual consent of the- Seller and the Purchaser;
     (b) by the Purchaser, if there has been a material misrepresentation in this Agreement by the Seller, or a material breach by the Seller of any warranty or covenant set forth herein, or a failure of any condition to which the obligations of the Purchaser are subject;
     (c) by the Seller, if there has been a material misrepresentation in this Agreement by the Purchaser, or a material breach by the Purchaser of any warranty or covenant set forth herein, or a failure of any condition to which the obligations of the Seller are subject.

     Section 7.02 If the shareholders of Seller fail to approve this transaction by the required majority then Seller must not close, and in such event, Section
4.12 applies (except for the requirement that the transaction needs to be announced to the public). If the shareholders approve this transaction by the required majority Purchaser has the additional right to force seller to fulfill his obligations under this Agreement.

     Section 7.03 If the Purchaser  obtains the board  approvals as specified in
Section 3.01. above and Purchaser does not close on the Closing Date even though he is obliged to close pursuant to Article VIII Purchaser has to pay to Seller a lump-sum of EUR 250,000.00. as liquidated damages in lieu of any other damages.

     Section 7.04 Continuing Obligations.
                  -----------------------

     (a) In the event that this Agreement terminates pursuant to Sections 7.01 or 7.02, neither the Purchaser nor the Seller shall disclose any confidential information of or with respect to the other or to the Company which the Purchaser or the Seller, as the case may be, obtained from or through the other at any time or in any manner during the negotiations, or before or after the execution of this Agreement, except to the extent such information is shown to have been previously known to the Purchaser or the Seller, as the case may be, or subsequently becomes within the general knowledge of the industry, or has been or is subsequently lawfully received by the Purchaser or the Seller, as the case may be, from a third party.
     (b) If the Closing is not consummated and this Agreement is terminated, the Purchaser shall promptly return all documents, contracts, records or properties of the Seller and the Company and all copies thereof furnished by the Seller and the Company.

VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
                                                                    EXHIBIT 10.6

SALE AND PURCHASE AGREEMENT AMONG BLITZ 05-282 GMBH, VARETIS AG AND VARETIS SOLUTIONS GMBH.

ARTICLE VII

CONDITIONS TO THE PURCHASER'S OBLIGATIONS

     The obligations of the Purchaser to purchase the Shares pursuant to this Agreement shall be subject to the satisfaction, at or before the Closing Date, of the following conditions (any of which may be waived, in whole or in part, by the Purchaser).
     Section 8.01 Representations and Warranties. The representations and warranties of the Seller contained in this Agreement (including the Schedules and Exhibits hereto), or in any certificate or document delivered to the Purchaser in connection herewith shall be true in all material respects at the Closing Date as if made again on and as of the Closing Date. The Seller shall have duly performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it at or before the Closing Date. The Purchaser shall have been furnished with certificates of appropriate officers of the Seller certifying in such detail as the Purchaser may reasonably request to the fulfillment of the foregoing conditions.
     Section 8.02 Certain Documents. The Seller shall have furnished the Purchaser with the following documents:
     (a) The deed of incorporation (Grundungsurkunde) of the Company and all amendments thereto, duly certified, and certified copies of the deeds of incorporation of the Subsidiaries and the Seller;
     (b) Certified Excerpts from the Commercial Register of the Company and the Seller;
     (c) The by-laws (or other documents of management) of the Company and the Seller, duly certified, as being in force and effect at all times since at least March 3, 2005;
     (d) Resignations of all officers and directors of the Company who are also employed by the Seller will become effective on the closing date.
     (e) A certificate of the representatives of the Seller certifying (i) that attached thereto is a true and complete copy of all resolutions of the board of directors and shareholders of the Seller pertaining to the transactions contemplated by this Agreement, duly adopted at meetings of such board and shareholders at which a quorum of directors and shareholder, as applicable, was present and acting throughout and (ii) as to the incumbency and authority of the officers of the Seller executing this Agreement on behalf of the Seller and the documents executed and delivered by the Seller in connection herewith; and
     (f) Such other documents as the Purchaser may reasonably request to secure the ordinary conduct of the business of the Company.
     Section 8.03 Opinion of the Seller's Counsel. The Seller shall have furnished the Purchaser with a favorable opinion, dated the Closing Date, of Seller's counsel in a form to be agreed between the lawyers of the parties.
     Section 8.04 Legal Matters Satisfactory. All legal matters, and the form and substance of all documents to be delivered by the Seller or the Company to the Purchaser at the Closing as provided for in this Agreement or any Exhibits or Schedules of this Agreement, shall have been approved by and satisfactory to the Purchaser.
     Section 8.05 Release. The Seller shall have delivered to the Purchaser and the Company a general release of all claims it may have through the Closing Date against the Company and each Subsidiary not arising out of the ordinary course of business.

VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
                                                                    EXHIBIT 10.6

SALE AND PURCHASE AGREEMENT AMONG BLITZ 05-282 GMBH, VARETIS AG AND VARETIS SOLUTIONS GMBH.

     Section 8.06 No Material Change. There shall not have been any material adverse change in the financial condition or prospects of the Company at the Closing Date from that disclosed in the September Balance Sheet for the period from the date of the September Balance Sheet to the Closing Date, or in the assets or properties of the Company, taken as a whole, from the date of the September Balance Sheet to the Closing Date, and the Purchaser shall have been furnished with a certificate to that effect executed by the managing directors (Geschaftsfuhrer)
     Section 8.07 No Litigation. No action, suit, or proceeding shall be pending before any court or governmental body, or by any governmental agency challenging the transactions contemplated by this Agreement or otherwise seeking damages, or seeking to restrain or prevent the consummation of the transactions contemplated by this Agreement or to prohibit or limit the ability of the Purchaser to exercise full rights of ownership of the Shares, unless the Parties jointly conclude that such action, suit, or proceeding has no realistic impact on the transaction.
     Section 8.08 Escrow Agreement. The Parties and the Escrow Agent shall have executed the Escrow Agreement in the form of Exhibit A annexed hereto.
     Section 8.09 Consents. The Seller shall have received and delivered to Purchaser, if any, all written consents, authorizations and approvals required by any applicable law, rule or regulation of any Governmental Authority respecting the sale of the Shares pursuant to the provisions of this Agreement.
     Section 8.10 -----
     Section 8.11 Employment Agreements. The Purchaser and the Seller will closely work together to enter into employment agreements or amendments to employment agreements with the managing directors which are acceptable to the Company and to the Purchaser.
     Section 8.12 -----
     Section 8.13 -----
     Section 8.14 -----

Section 8.15 Approval of Seller's Shareholders' Meeting. The shareholders' meeting of Seller shall have approved the transaction contemplated by this Agreement.

Section 8.16 Fulfillment of Certain Covenants. The Covenants set out in Sections 4.13 through 4.20 shall be fulfilled.

Section 8.17 Approval of Board of Directors. The board of directors of Volt Information Sciences, Inc., or/and the board of managers of Volt Delta Resources LLC shall have approved the transaction contemplated by this Agreement.

Section 8.18 Potential Merger Clearance. The approval of any competent cartel authority is obtained in the event such approval is necessary contrary to the Parties' assumption that the transaction contemplated under this Agreement are not subject to approval of any cartel authority in any jurisdiction.

Section 8.19 In the event the closing conditions set out in 8.08, 8.12,
8.13 (as long as signed by the Seller), 8.06, 8.14 (to the extent in Seller's control), 8.09, 8.15 and 8.16 should not be satisfied by December 30, 2005 and Closing does not occur, Seller shall pay to Purchaser a break-up fee of one million Euros without prejudice to any other rights of Purchaser in this Agreement or otherwise.

VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
                                                                    EXHIBIT 10.6

SALE AND PURCHASE AGREEMENT AMONG BLITZ 05-282 GMBH, VARETIS AG AND VARETIS SOLUTIONS GMBH.

ARTICLE IX

CONDITIONS TO SELLER'S OBLIGATIONS

     The, obligation of the Seller to sell the Shares to the Purchaser pursuant to this Agreement shall be subject to the satisfaction, at or before the Closing Date, of the following conditions (any of which may be waived, in whole or in part, by the Seller).

     Section 9.01 Representations and Warranties.
                  -------------------------------
     The representations and warranties of the Purchaser contained in this Agreement or in any certificate or document delivered to the Seller pursuant hereto shall be true in all material respects at the Closing Date as if made on and as of the Closing Date. The Purchaser shall have duly performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by the Purchaser at or before the Closing Date. The Seller shall have been furnished with certificates of appropriate officers of the Purchaser, dated the Closing Date, certifying in such detail as the Seller may reasonably request to the fulfillment of the foregoing conditions.
     Section 9.02 Payment.
                  --------
     The Purchaser shall have paid the Purchase Price as set out in Section 1.01
(a) through (c).
     Section 9.03 Opinion of the Purchaser's Counsel.
                  -----------------------------------
     The Purchaser shall have furnished the Seller with a favorable opinion, dated the Closing Date, of the Purchaser's American counsel in a form to be agreed between the lawyers of the parties.
     Section 9.04 Consents.
                  ---------
     The Purchaser shall have received and delivered to the Seller all written consents, authorizations and approvals required by any applicable law, rule or regulation of any Governmental Authority regarding the sale of the Shares pursuant to the provisions of this Agreement.
     Section 9.05 Seller's Shareholders' Approval.
                  --------------------------------
     The shareholders' assembly of Seller must have approved the transaction contemplated by this Agreement
     Section 9.06 Escrow Agreement. The condition set out in Section 8.08 is fulfilled
     Section 9.07 Potential Merger  Clearance.  The condition set out in Section
8.22 is fulfilled.

ARTICLE X
MISCELLANEOUS

     Section 10.01 Representations and Warranties.
                   -------------------------------

     The representations and warranties made in this Agreement and in any certificate, Schedule, Exhibit or document delivered in connection therewith shall survive the Closing Date. The covenants of the Purchaser and the Seller shall continue in full force and effect in accordance with their terms.
     Section 10.02 No Brokers.
                   ----------

VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
                                                                    EXHIBIT 10.6

SALE AND PURCHASE AGREEMENT AMONG BLITZ 05-282 GMBH, VARETIS AG AND VARETIS SOLUTIONS GMBH.

     The Purchaser and the Seller each represents and warrants that there will be no claims for brokerage commissions or finder's fees against the other in connection with the transactions contemplated hereby resulting from any action taken by the Purchaser, the Seller, the Company or officers or directors of the Purchaser, the Seller or the Company.
     Section 10.03 Governing Law, Dispute Resolution, etc.
                   --------------------------------------
     (a) Governing Law.
         --------------
     This Agreement shall be construed, governed and enforced in accordance with the laws of the. Federal Republic of Germany.
     (b) Dispute Resolution. Any disputes arising under or in connection with this agreement or the performance hereof shall be settled promptly through friendly negotiations between the parties. In case no settlement can be reached through friendly negotiations within sixty (60) days from the beginning of such negotiations, the disputes shall be finally settled under the Rules of
Conciliation and Arbitration of the German Institute for International Arbitration, by three (3) arbitrators appointed in accordance with said rules. The chairman of the arbitration penal shall neither be a German nor US citizen. The language of the arbitration shall be English. However, documents originating in the German language may be produced in its original German version. The arbitral award shall be final and binding upon all parties and judgment thereon may be entered in any court of competent jurisdiction. The venue of the arbitration shall be London, U.K.,. Notwithstanding the foregoing, nothing herein shall prevent a party from seeking injunctive relief in any court of competent jurisdiction in connection with a breach or threatened breach of this agreement.
     (c) Provisional Relief. The provisions in Section 10.03 shall not prevent the Parties from asserting their claims vis-a-vis the other Parties arising from this Agreement by seeking a temporary injunction from the competent courts of law.

     Section 10.04 Notices.
                   -------
     Any notice, request, demand or other communication permitted or required to be given under this Agreement shall be in writing, shall be sent by one of the following means to the addressee at the address set forth below (or at such other address as shall be designated hereunder by notice to the other parties and Persons receiving copies, effective upon actual receipt) and shall be deemed conclusively to have been given: (i) on the second Business Day following the day timely deposited with a recognized international overnight courier, with the cost of delivery prepaid or for the account of the sender; (ii) on the fifth Business Day following the day duly sent by registered mail, postage prepaid and return receipt requested; or (iii) when otherwise actually received by the addressee on a Business Day (or on the next Business Day if received after the close of normal business hours or on any non-Business Day).

                  if to the Purchaser, addressed to:
                           Volt Delta GmbH attention
                           RA Dr. Heinrich J. Rodewig
                           Taylor Wessing
                           Isartorplatz 8
                           80331 Munchen
                           Fax 0049 89 210 38 - 300

VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
                                                                    EXHIBIT 10.6

SALE AND PURCHASE AGREEMENT AMONG BLITZ 05-282 GMBH, VARETIS AG AND VARETIS SOLUTIONS GMBH.

                           with a copy to:
                           Howard B Weinreich,
                           560 Lexington Avenue
                           Volt - 15
                           New York, NY 10022 USA
                  if to the Seller, addressed to:
                           varetis AG
                           Dr. Klaus Harisch
                           Landsberger Str. 110
                           80339 Munchen
                           Fax 0049 89 455 66 313
                           with a copy to:
                           Beiten Burkhardt Rechtsanwaltsgesellschaft mbH

                           Dr. Winfried Klopper

                           Ganghoferstr. 33

                           80339 Munchen

                           Fax 0049 89 350652125

     Section 10.05 -----

     Section 10.06 Language. This Agreement is made in, and shall be construed in accordance with, the English language. Where German language is used in this Agreement, such German wording shall prevail over the English wording

     Section 10.07 Press Releases. Notwithstanding the obligations of the Seller to adhere to the statutory German capital market laws and regulations of publishing and disclosing certain information regarding the Seller and its business, each party hereto agrees that prior to the Closing Date, except as may be required by law or listing or other requirements, it will not issue any press release or make any other disclosure of this Agreement or the transactions contemplated hereby without the prior written approval of the other, which approval shall not be unreasonably withheld, delayed or conditioned. Prior to issuing any required press release or making any requirement other disclosure, a party will afford the other party a reasonable opportunity to review and comment on such press release or other disclosure. Neither party shall (i) issue any press releases or (ii) disclose the terms or existence of this Agreement, except as required by Section 5 hereof or by regulatory or listing authorities, or make any other statements to any third party (other than the representatives of Purchaser and Seller), regarding this Agreement, the Transaction or their negotiations hereunder, without the mutual consent of Purchaser and Seller. Purchaser and Seller shall agree upon the timing and nature of the announcement of the Transaction to the employees of Seller and The Company. If the parties' negotiations or their entry into this Agreement should become publicly known at any time prior to an agreed-upon press release as described above, the parties shall confer in good faith on the appropriate course of action to take.

VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
                                                                    EXHIBIT 10.6

SALE AND PURCHASE AGREEMENT AMONG BLITZ 05-282 GMBH, VARETIS AG AND VARETIS SOLUTIONS GMBH.

     Section 10.08 Assignment, Amendments and Waivers. No party may assign its rights or delegate its obligations under this Agreement. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), only by the written consent of both parties hereto. Any agreement on the part of a party to any extension or waiver shall only be valid if set forth in an instrument in writing signed on behalf of such party. Any such waiver or extension shall not operate as a waiver or extension of any other subsequent condition or obligation.

     Section 10.09 Entire Agreement. This Agreement and the Exhibits and Schedules annexed hereto and the documents delivered pursuant hereto constitute the entire agreement and understanding of the parties hereto with respect to the transactions contemplated herein and therein and supersede all previous agreements, writings, negotiations and commitments.
     Section 10.10 Binding Agreement. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors.

     Section 10.11 Shareholder Reports. From and after the date hereof, Seller shall send to Purchaser a copy of every document, report or other communication that Seller sends or delivers to its shareholders.

     Section 10.12 Paragraph Headings. The paragraph headings herein have been inserted for convenience of reference only and shall in no way be deemed to affect the meaning or interpretation of any of the terms or provisions hereof.

     Section 10.13 Counterparts. This Agreement may be executed in counterparts, all of which shall be deemed to be duplicate originals. Publication.
     Section 10.14 Severability
                   ------------
If any provision of this Agreement is held to be or becomes invalid, nothing in this shall prejudice the validity of the remaining provisions of this Agreement. The parties are obliged to replace the invalid provision by a valid provision that comes as close as possible to the economic purpose of the invalid provision. This shall apply mutatis mutandis to any gaps in the Agreement.

     Section 10.15 Prohibition On Insider Trading.
                   -------------------------------
Purchaser is aware that the Transaction constitutes an insider information pursuant to the German Securities Trading Act (Wertpapierhandelsgesetz). Therefore, Purchaser and any of its representatives (including any of its advisors) will be obliged to keep any information with regard to the Transaction strictly confidential and each person related to the Purchaser and having knowledge of the Transaction must execute a declaration pursuant to the applicable provisions of the German Securities Trading Act in the appropriate form.
Seller is aware that the Transaction constitutes insider information pursuant to the United States Insider Trading laws and the Securities Act of 1933. Therefore, Seller and The Company and any of their representatives (including any of its advisors) will be obliged to keep any information with regard to the Transaction strictly confidential and each person related to the Seller and The Company and having knowledge of the Transaction must comply with that law.

VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
                                                                    EXHIBIT 10.6

SALE AND PURCHASE AGREEMENT AMONG BLITZ 05-282 GMBH, VARETIS AG AND VARETIS SOLUTIONS GMBH.

     Section 10.16 Fees und Expenses
                   -----------------
Except as may otherwise be provided in the Sale and Share Purchase Agreement, each of the parties hereto will pay its own expenses in connection with the negotiation and execution of this Agreement , the Stock Purchase Agreement or otherwise in connection with the Transaction. Each party covenants and agrees that any finder's fee or broker's commission shall be the responsibility of the party which retained such finder or broker.

     Section 10.17 Certain Notices
                   ---------------
Each party hereto shall provide prompt notice to the other of any legal, administrative, arbitration or other proceeding, suit, claim or action pending or, to the knowledge of such party, threatened against or involving such party, which has a likelihood of delaying or preventing the consummation of the Closing. Each party shall keep the other informed concerning its efforts to obtain the approvals described in Section 2(c) hereof.

     Section 10.18
As promptly as practicable after the date hereof, the parties shall prepare and file, if required by law, such materials as may be required to be filed with any governmental agencies and regulatory or listing authorities and shall cooperate with each other in preparing and filing any such materials.

     Section 10.19 Whenever the word "including" is used in this Agreement, it means "including but not limited to".